EXHIBIT 99.5


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                                                                 EXECUTION COPY








                      MORGAN STANLEY ASSET FUNDING, INC.

                                 AS PURCHASER


                                      AND


                         THE HUNTINGTON NATIONAL BANK,

                           AS SELLER AND AS SERVICER





                       PURCHASE AND SERVICING AGREEMENT


                         DATED AS OF FEBRUARY 29, 2004



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                               TABLE OF CONTENTS

                                                                                                               Page
                                   ARTICLE I

                                  DEFINITIONS
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Section 1.01      Definitions.....................................................................................1

Section 1.02      Other Definitional Provisions..................................................................11

                                  ARTICLE II

        CONVEYANCE OF RECEIVABLES; POSSESSION OF RECEIVABLE FILES; BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

Section 2.01      Conveyance of Receivables; Possession of Receivable Files; Maintenance of Receivable
                  Files..........................................................................................12

Section 2.02      Custody of the Receivables Files, Duties of Servicer as Custodian..............................13

Section 2.03      Closing........................................................................................15

Section 2.04      Closing Documents..............................................................................16

Section 2.05      UCC-1 Financing Statements.....................................................................16

Section 2.06      Protection of Right, Title and Interest........................................................17

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01      Bank and Seller Representations and Warranties.................................................18

Section 3.02      Repurchase.....................................................................................29

Section 3.03      Purchaser Representations and Warranties.......................................................30

                                  ARTICLE IV

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 4.01      Servicer.......................................................................................32

Section 4.02      Realization of Receivables.....................................................................34

Section 4.03      Commingling of Collections Related to the Receivables..........................................34

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Section 4.04      Permitted Retention of Collections by the Servicer.............................................35

Section 4.05      Errors and Omissions Insurance.................................................................35

Section 4.06      Remittance of HNB GAP Amounts..................................................................36

                                   ARTICLE V

                             PAYMENTS TO PURCHASER

Section 5.01      Remittances....................................................................................36

Section 5.02      Servicer Reports...............................................................................37

Section 5.03      Monthly Advances by Servicer...................................................................37

                                  ARTICLE VI

                         GENERAL SERVICING PROCEDURES

Section 6.01      Satisfaction of Receivables and Release of Receivable Files....................................38

Section 6.02      Annual Statement as to Compliance..............................................................38

Section 6.03      Annual Independent Certified Public Accountants' Report........................................38

Section 6.04      Right to Examine Servicer Records..............................................................39

Section 6.05      Computer Systems; System Backup File...........................................................39

                                  ARTICLE VII

                       SELLER AND SERVICER TO COOPERATE

Section 7.01      Provision of Information.......................................................................39

Section 7.02      Financial Statements; Servicing Facility.......................................................40

                                 ARTICLE VIII

                                 THE SERVICER

Section 8.01      Liability of Seller and Servicer...............................................................40

Section 8.02      Merger or Consolidation of the Servicer........................................................40

Section 8.03      Limitation on Liability of Seller, Servicer and Others.........................................41

Section 8.04      Limitation on Resignation and Assignment by Servicer...........................................41

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                                  ARTICLE IX

                     SECURITIZATION OR WHOLE LOAN TRANSFER

Section 9.01      Effect of Securitization or Whole Loan Transfer................................................42

                                   ARTICLE X

                        INDEMNIFICATION & CONTRIBUTION

Section 10.01     Indemnification by the Bank....................................................................44

Section 10.02     Indemnification by the Purchaser...............................................................45

Section 10.03     Defense of Claims..............................................................................45

Section 10.04     Contribution...................................................................................46

                                  ARTICLE XI

                                    DEFAULT

Section 11.01     Events of Default..............................................................................47

Section 11.02     Waiver of Event of Defaults....................................................................50

                                  ARTICLE XII

                                  TERMINATION

Section 12.01     Termination....................................................................................50

                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS

Section 13.01     Successor to Servicer..........................................................................50

Section 13.02     Amendment......................................................................................52

Section 13.03     Governing Law; Jurisdiction; Waiver of Jury Trial..............................................52

Section 13.04     Duration of Agreement..........................................................................52

Section 13.05     Notices........................................................................................52

Section 13.06     Severability of Provisions.....................................................................54

Section 13.07     Entire Agreement...............................................................................54

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Section 13.08     Relationship of Parties........................................................................54

Section 13.09     Counterparts...................................................................................54

Section 13.10     Successors and Assigns.........................................................................54

Section 13.11     Assignment by Purchaser........................................................................54

Section 13.12     No Waiver; Cumulative Remedies.................................................................55

Section 13.13     Further Assurances.............................................................................55

Section 13.14     Effect of Headings; Cross-References...........................................................55

Section 13.15     No Petition Covenant...........................................................................55
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Exhibit A                  Receivable Schedule
Exhibit B                  Data Dictionary
Exhibit C                  Location of Receivable Files
Exhibit D                  Form of Assignment
Exhibit E                  Form of Seller's Closing Date Officer's Certificate
Exhibit F                  Form of Retail Motor Vehicle Loan and Installment Sale Contract
Exhibit G-1                List of Servicer Reports
Exhibit G-2                Form of Servicer Reports
Exhibit H                  Servicing Standards
Exhibit I-1                Form of Opinion of Counsel on Corporate and Related Matters
Exhibit I-2                Form of Opinion of Counsel on Sale of Receivables
Exhibit I-3                Form of Opinion of Counsel on Perfection of Security Interest
Exhibit I-4                Form of Opinion on New York Enforceability
Exhibit J                  Form of Servicer Annual Statement as to Compliance
Exhibit K                  Form of Assignment, Assumption and Recognition Agreement
Exhibit L                  Wire Instructions for the Purchaser
Exhibit M                  Form of Seller Disclosure
Exhibit N                  Form of Receivable Information, Historical Loss and Delinquency Data
Exhibit O                  Form of Blood Letter
Exhibit 9.01(b)(i)         Representations and warranties not required to be restated by The
                           Huntington National Bank pursuant to Section 9.01(b)(i)

Schedule 1                 Cumulative Net Loss Ratio
Schedule 2                 Form of Lost Note Affidavit
Schedule 9.01(b)           Representations and Warranties Required in Connection With Transfer
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          This is a Purchase and Servicing Agreement (this "Agreement") for various retail automobile and light-duty truck loan and installment sale contracts, dated and effective as of February 29, 2004, and is executed between Morgan Stanley Asset Funding, Inc., as purchaser (together with its successors and assigns, the "Purchaser"), and The Huntington National Bank, as
seller and servicer (together with its permitted successors and assigns, in such capacities, the "Seller" and the "Servicer," respectively).

                              W I T N E S S E T H

          WHEREAS, the Purchaser and the Seller are parties to the Purchase Price and Terms Letter (such capitalized term and the other capitalized terms used herein having the meanings assigned thereto pursuant to Article I), pursuant to which the Purchaser has agreed to purchase from the Seller, and the Seller has agreed to sell the Purchaser, the pool of retail automobile and light-duty truck loan and installment sale contracts described in Exhibit A (collectively, the "Receivables") subject to the terms and conditions of the Purchase Price and Terms Letter and this Agreement;

          WHEREAS, the Purchaser desires for the Servicer to service the Receivables, and the Servicer is willing to service the Receivables, in the manner provided in this Agreement;

          WHEREAS, the Receivables have an aggregate Principal Balance on the Cut-Off Date of $849,419,214.77;

          WHEREAS, each Receivable is secured by a first priority security interest in the related Financed Vehicle; and

          WHEREAS, the Purchaser, the Seller and the Servicer wish to prescribe the terms of the purchase of the Receivables and the conveyance, servicing and control of the Receivables.

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto (each, a "Party," and collectively, the "Parties") agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01 Definitions. Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

          "Affiliate" means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person.

          "Agreement" means this Purchase and Servicing Agreement, including all schedules and exhibits hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.


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          "Amount Financed" means, with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of a Financed Vehicle and any related costs, including but not limited to, service warranties.

          "Applicable Law" means, with respect to any Person, all statutes, rules and regulations and orders of any Governmental Authority applicable to such Person.

          "Assignment" means an assignment of the Conveyed Assets by the Seller to the Purchaser, dated as of the Cut-Off Date, in substantially the form of Exhibit D hereto.

          "Assignment, Assumption and Recognition Agreement" means an agreement in substantially the form of Exhibit K hereto.

          "Bank" means HNB, in its capacity as Seller and Servicer hereunder.

          "Barclays Facility" means the receivables financing facility established pursuant to (i) the asset purchase agreement, dated as of August 1, 2000, by and among the Seller, HNB 2000-B (Q) LLC and HNB I LLC, (ii) the asset purchase agreement, dated as of August 1, 2000, by and between the Seller and HNB 2000-B (NQ) LLC, (iii) the sale and servicing agreement, dated as of August 1, 2000, by and among Huntington Auto Trust 2000-B, HNB 2000-B
(Q) LLC, HNB 2000-B (NQ) LLC, the Seller, HNB I LLC and The Bank of New York and (iv) the indenture, dated as of August 1, 2000, by and between Huntington Auto Trust 2000-B and The Bank of New York.

          "Business Day" means any day other than (a) a Saturday or Sunday, or
(b) a day on which banking or savings and loan institutions in the State of New York or the jurisdiction of the principal place of business of the Servicer are authorized or obligated by law or executive order to be closed.

          "Closing Date" means March 29, 2004.

          "Closing Documents" means the documents described in Section 2.04.

          "Collateral" means the Financed Vehicles and any other property securing a Receivable.

          "Collateral Materials" means any (x) "computational materials", as that term is defined in the Commission staff's no-action letter dated May 20, 1994 addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation and made applicable to issuers and underwriters generally by the Commission in response to a request of the Public Securities Association dated May 24, 1994, (y) "ABS term sheets" or "collateral term sheets" as those terms are defined in the Commission staff's no-action letter dated February 20, 1995 addressed to the Public Securities Association or (z) terms sheets or other investor materials used in transactions that are not registered under the Securities Act.

          "Collection Period" means, with respect to each Remittance Date, the calendar month preceding the month in which such Remittance Date occurs.



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          "Collections" means, with respect to each Receivable (without duplication) the following amounts received with respect to that Receivable:

         (i) all payments on account of interest and principal;

         (ii) all Liquidation Proceeds;

         (iii) all Insurance Proceeds (other than proceeds to be applied to the restoration or repair of the related Financed Vehicle or released to the related Obligor in accordance with the terms of the related Receivable);

         (iv) all GAP Amounts required to be remitted by the Seller pursuant to Section 4.06.

         (v) any Monthly Advances required to be paid by the Servicer pursuant to Section 5.03:

         (vi) any amounts payable in connection with the purchase or repurchase of such Receivable pursuant to this Agreement;

         (vii) any Deficiency Balance recoveries payable pursuant to Section 4.02(b);

         (viii) any amount received by the Servicer in respect of a rebate of any unearned insurance premium, service warranty or other amount relating to a Financed Vehicle and financed in the contract for such Receivable; and

         (ix) any other amounts received by the Servicer in respect of a Receivable;

provided, that "Collections" does not include (A) any payments and proceeds (including Liquidation Proceeds and Insurance Proceeds) of any repurchased Receivable, the Receivables Repurchase Price of which has been included in the Collections in a prior Collection Period, (B) any Late Fees collected by and paid to the Servicer and (C) costs and expenses incurred by the Servicer for or on behalf of an Obligor (such as retitling costs) that such Obligor repays to the Servicer.

          "Collector" has the meaning assigned to such term in Section
4.02(b).

          "Commission" means the United States Securities and Exchange Commission or its successor.

          "Contract Rate" means, with respect to each Receivable, the annual rate of interest applicable to such Receivable stated in the applicable loan contract or installment sale contract.

          "Conveyed Assets" has the meaning assigned to such term in Section 2.01(a).

          "Cram Down Loss" means, with respect to a Receivable, any loss resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding that reduces



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the amount owed on a Receivable or otherwise modifies or restructures the scheduled payments to be made thereon. The amount of any such Cram Down Loss will equal the excess of (i) the Principal Balance of the Receivable immediately prior to such order over (ii) the Principal Balance of such Receivable as so reduced, modified or restructured. A Cram Down Loss will be deemed to have occurred at the end of the Collection Period in which the Servicer enters the Cram Down Loss into its computer system (and the Servicer shall make such entry within two Business Days after it has received actual notice of such order).

          "Cumulative Net Loss Ratio" means, with respect to any Determination Date, a fraction (expressed as a percentage), the numerator of which is equal to (x) the sum of Net Liquidation Losses during the period from the Cut-Off Date through and including the Collection Period immediately preceding such Determination Date plus (y) the Cram Down Losses that occurred during such period, and the denominator of which is equal to the aggregate Principal Balance of the Receivables as of the Cut-Off Date.

          "Cut-Off Date" means the close of business on February 29, 2004.

          "Dealer" means each dealer that sold a Financed Vehicle and that originated and/or assigned a related Receivable to the Seller under an existing Dealer Agreement.

          "Dealer Agreement" means the agreement between a Dealer and the Seller relating to the origination of, or assignment of, the related Receivables to the Seller and all documents and instruments relating thereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Defaulted Receivable" means, with respect to any Collection Period, a Receivable (a) which, at the end of such Collection Period, is deemed uncollectible by the Servicer in accordance with the Servicing Standard, (b) in respect of which the Servicer has repossessed the related Financed Vehicle and such Financed Vehicle has been liquidated during such Collection Period,
(c) in respect of which the Servicer has repossessed the related Financed Vehicle and has held such Financed Vehicle in its repossession inventory for 60 (sixty) days or more as of the last day of such Collection Period, (d) which becomes 120 days past due during such Collection Period and in respect of which the related Financed Vehicle is not in repossession inventory or (e) which becomes 180 days past due during such Collection Period.

          "Deficiency Balance" means the outstanding Principal Balance of a Defaulted Receivable remaining unpaid after the application of all Liquidation Proceeds (including proceeds of sale or other disposition of the related Financed Vehicle) and Insurance Proceeds received with respect to such Defaulted Receivable have been applied in reduction of such Principal Balance.

          "Determination Date" means the fourth Business Day preceding a Remittance Date, or if such day is not a Business Day, the immediately preceding Business Day.

          "Event of Default" means any one of the conditions or circumstances enumerated in Section 11.01(a).



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          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "FDIC" means the Federal Deposit Insurance Corporation or any successor organization.

          "Financed Vehicle" means a new or used automobile or light-duty truck that secures a Receivable.

          "First Remittance Date" means April 12, 2004.

          "Fitch" means Fitch Ratings, a wholly-owned subsidiary of Fimalac S.A., together with its successors.

          "GAP Amount" means, with respect to any Receivable, the amount of the outstanding Principal Balance of such Receivable which Seller determines is required to be cancelled pursuant to HNB GAP in accordance with the terms of the related loan contract or installment sale contract, if the Obligor on such Receivable has purchased HNB GAP.

          "Governmental Authority" means the government of the United States of America or any political subdivision thereof, whether state, federal, provincial or local, and any agency, authority, instrumentality, regulatory body, court, administrative court or judge, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "HNB" means The Huntington National Bank, a national banking association organized under the laws of the United States of America.

          "HNB GAP" means, with respect to any Receivable, HNB's debt cancellation plan pursuant to which some or all of the outstanding Principal Balance of a Receivable is required to be cancelled as and if provided under the terms of the contract or related documents for such Receivable.

          "Insurance Proceeds" means, with respect to any Receivable, proceeds of any insurance policy or service warranty related to such Receivable or the related Collateral, to the extent such proceeds are to be used to reduce the Principal Balance of such Receivable and are not to be applied to the restoration of the related Financed Vehicle or released to the Obligor in accordance with Applicable Law or the procedures that the Servicer would follow in servicing retail automobile and light duty truck loan and installment sale contracts or repossessed collateral held for its own account. For the sake of clarity it is understood that HNB GAP is not an insurance policy and that payments under HNB GAP with respect to a Receivable are not Insurance Proceeds.

          "Interest Collections" means, with respect to any Receivable, that portion of Collections that are allocated or allocable to payment of interest on such Receivable in accordance with the Simple Interest Method and the terms of each Receivable.



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          "Late Fees" means, with respect to any Receivable, any late fees, prepayment charges, extension fees, pass-a-payment fees, or other administrative fees or similar charges allowed by Applicable Law with respect to such Receivable.

          "Lien" means a security interest, lien, charge, claim, pledge, equity or encumbrance of any kind other than tax liens, mechanics' liens and any liens that attach to any Receivable by operation of Applicable Law.

          "Liquidation Proceeds" means, with respect to any Defaulted Receivable, cash (other than Insurance Proceeds) in excess of the costs of liquidation received in connection with the liquidation of a Defaulted Receivable, whether through the sale or assignment of such Receivable, trustee's sale or otherwise, including the sale or other disposition of the related Financed Vehicle.

          "Lost Note Affidavit" means an affidavit in substantially the form of Schedule 2 hereto.

          "Monthly Advance" means, with respect to any Receivable, the interest portion of each Monthly Payment that is delinquent with respect to such Receivable at the close of business on the last day of the Collection Period required to be advanced by the Servicer pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date for the related month.

          "Monthly Payment" means the scheduled monthly payment of principal and interest on a Receivable that is payable by an Obligor under the related loan contract or installment sale contract.

          "Moody's" means Moody's Investors Service, Inc., and its successors.

          "Net Liquidation Losses" means, with respect to any Collection Period, the amount, if any, by which (a) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during that Collection Period exceeds (b) the Liquidation Proceeds, Insurance Proceeds and any Deficiency Balance recoveries received during that Collection Period.

          "Obligor" means the obligor or obligors on a Receivable.

          "Officer's Certificate" means a certificate signed by (a) the chairman of the board, the vice chairman of the board, the president, an executive vice president, a senior vice president, a vice president, an assistant vice president, the treasurer, the secretary or (b) two of the assistant treasurers and/or assistant secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

          "Opinion of Counsel" means a written opinion of counsel in form and substance acceptable to the Purchaser and its counsel.

          "Party or Parties" has the meaning assigned to such term in the recitals to this Agreement.



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          "Person" means any individual, corporation, partnership, joint venture, limited liability company, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or Governmental Authority or any agency or political subdivision thereof or any other entity.

          "Pool Delinquency Percentage" means, with respect to any Determination Date, the average for the three (3) preceding Collection Periods (or if prior to three (3) months from the Closing Date, the number of whole Collection Periods since the Closing Date) of a fraction (expressed as a percentage), the numerator of which is the aggregate Principal Balance of all Receivables that as of the end of the immediately preceding Collection Period are thirty (30) or more days delinquent (excluding Defaulted Receivables from such numerator), and the denominator of which is the aggregate Principal Balance of the Receivables as of the end of the immediately preceding Collection Period.

          "Prime Rate" means the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

          "Principal Balance" means, with respect to any Receivable, as of the related date of determination on the last day of a Collection Period, the Amount Financed minus an amount equal to the sum, as of the close of business on the last day of the related Collection Period, of (i) that portion of all amounts received by the Servicer, from or on behalf of the related Obligor on or prior to such date and allocable to principal using the Simple Interest Method plus (ii) Cram Down Losses in respect of such Receivable.

          "Prospectus" means a prospectus (including a preliminary prospectus) and any amendment thereof or supplement thereto that in either case is included in a registration statement filed with the Commission under the Securities Act or that is filed pursuant to rule 424(b) promulgated by the Commission under the Securities Act and shall also include any offering memorandum (including a preliminary offering memorandum) used in a Securitization relating to an offering that is exempt from the registration requirements of the Security Act.

          "Purchase Price" means the purchase price for the Receivable as set forth in the Purchase Price and Terms Letter.

          "Purchase Price and Terms Letter" means the letter agreement, dated as of March 8, 2004, between the Purchaser and the Seller, relating to the purchase of the Receivables by the Purchaser from the Seller, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Purchaser" means Morgan Stanley Asset Funding, Inc., a corporation organized under the laws of Delaware, and its successors and permitted assigns.

          "Rating Agency" means Moody's or Standard & Poor's and any other nationally recognized statistical credit rating agency rating any security issued in connection with any Securitization.

          "Receivable File" means, with respect to each Receivable:



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          (i) the original loan contract or installment sale contract for such
Receivable or a copy of the original loan contract or installment sale contract for such Receivable together with an affidavit of the Seller as to the original loan contract or installment sale contract for such Receivable;

          (ii) the original credit application fully executed by the Obligor or a photocopy thereof or a record thereof on a computer file or diskette or on microfiche;

          (iii) the original certificate of title, or if the original certificate of title is required to be held by the agency, department or office that issued such original certificate of title, a receipt thereof (which for Michigan and Arizona shall be in the form of RD-108 and for Kentucky shall be in the form of a "Lien Statement"), or such documents that the Servicer shall keep on file, in accordance with its customary standards, policies and procedures, evidencing the security interest of the Seller in the related Financed Vehicle;

          (iv) if the odometer reading of the Financed Vehicle at the time of sale to the Obligor is not listed on the certificate of title or the original credit application, the odometer statement; and

          (v) any and all other documents that the Servicer shall maintain on file in accordance with its customary procedures relating to a Receivable.

          "Receivable File Deficiency" has the meaning assigned to such term in Section 2.02(f).

          "Receivable Schedule" means the schedule of retail automobile and light-duty truck loan and installment sale contracts annexed hereto as Exhibit A, which list shall set forth the information listed on Exhibit B hereto with respect to each loan and installment sale contract identified therein.

          "Receivables" means all of the retail automobile and light-duty truck loan and installment sale contracts listed on the Receivable Schedule, except as otherwise provided in Schedule 9.01(b).

          "Receivables Repurchase Price" means, with respect to a Receivable, the price to be paid by the Seller or the Servicer, as the case may be, in connection with the repurchase or purchase of such Receivable from the Purchaser, which price shall be determined as follows:

          (i) if the purchase or repurchase is to occur on or before the Reconstitution Date related to such Receivable, a price equal to (a) the product of (x) the remaining Principal Balance of the Receivable as of the last day of the Collection Period related to the Remittance Date on which the purchase or repurchase occurs times (y) the price (expressed as a percentage) at which the Purchaser purchased the Receivable from the Seller, plus (b) accrued interest on such outstanding Principal Balance at the Contract Rate from the date the Obligor on such Receivable last made a payment of interest through the last day of the Collection Period related to the Remittance Date on which the purchase or repurchase occurs, less (c) Monthly Advances which have not been reimbursed in accordance with this Agreement; and



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          (ii) if the purchase or repurchase is to occur after the
Reconstitution Date related to such Receivable, at the Repurchase Price.

          "Reconstitution Date" means the date on which any or all of the Receivables serviced under this Agreement shall be reconstituted as part of a Securitization or Whole Loan Transfer pursuant to Section 9.01 hereof. The Reconstitution Date shall be such date the Purchaser shall designate in writing to the Seller.

          "Remittance Date" means the 11th day (or if such 11th day is not a Business Day, the first Business Day immediately preceding such date) of any month, beginning with the First Remittance Date.

          "Repurchase Price" means, with respect to each Receivable, a price equal to (a) the remaining Principal Balance of the Receivable as of the last day of the Collection Period related to the Remittance Date on which the purchase or repurchase occurs, plus (b) accrued interest on such outstanding Principal Balance at the Contract Rate from the date the Obligor on such Receivable last made a payment of interest through the last day of the Collection Period related to the Remittance Date on which the purchase or repurchase occurs, less (c) Monthly Advances in respect of such Receivable which have not been reimbursed in accordance with this Agreement.

          "Required Pool Balance" means $849,419,214.77, which is the required aggregate Principal Balance of the Receivables as of the Cut-Off Date.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Securitization" means the sale or transfer of some or all of the Receivables by the Purchaser, directly or through one or more Affiliates, to a special purpose trust or other entity that will issue asset-backed securities pursuant to a registration statement or in a transaction that is exempt from the registration requirements of the Securities Act.

          "Seller" means HNB and its permitted successors and assigns under this Agreement, as seller.

          "Seller Information" means, and is limited to, (i) the representations and warranties of the Bank and Seller contained in Section 3.01, (ii) all information and documentation relating to the Receivables that is included in the investor and Rating Agency due diligence files and any documents or information relating to the Receivables provided by the Seller or any of its affiliates to potential investors, including but not limited to legal, underwriting and servicing document and information, (iii) the information about the Bank that is contained in Exhibit M or that is otherwise provided by the Bank specifically for use in the Prospectus and (iv) any computer diskettes, computer tapes, e-mail attachments and/or other electronic or electromagnetic media or any microfiche containing (A) the information contained in the Receivable Schedule, (B) information regarding the Receivables provided by the Bank to the Purchaser or any managing underwriter or initial purchaser and used in preparing any Collateral Materials.

          "Servicemembers Civil Relief Act" means the Servicemembers Civil Relief Act, 50 U.S.C. App. ss.ss. 501-596, enacted on December 19, 2003, as amended, and the rules and regulations promulgated thereunder. This act amends the Soldiers' and Sailors' Civil Relief Act of 1940.

          "Servicer" means HNB, acting in its capacity as servicer and custodian of the Receivables hereunder on and after the Closing Date, unless a successor shall have been appointed pursuant to Section 13.01.

          "Servicer Annual Certification" has the meaning assigned to such term in Section 6.02.

          "Servicer Reports" has the meaning assigned to such term in Section 5.02.

          "Servicing Advances" means all customary, reasonable and necessary "out-of-pocket" costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) repossessing a Financed Vehicle, (b) restoring and reconditioning a Financed Vehicle in preparation of such Financed Vehicle for auction, (c) any enforcement or judicial proceedings or (d) the sale or other disposition of repossessed Financed Vehicles.

          "Servicing Fee" means the amount of the per annum fee the Purchaser shall pay to the Servicer on each Remittance Date, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Principal Balance of the Receivables as of the first day of the prior Collection Period. Such fee shall be payable monthly.

          "Servicing Fee Rate" means 1.00% per annum.

          "Servicing Rights" means all rights relating to the servicing of the Receivables.

          "Servicing Standard" has the meaning assigned to such term in
Section 4.01(a).

          "Simple Interest Method" means the method of allocating a fixed level payment between principal and interest, pursuant to which (a) an amount equal to the product of the Contract Rate multiplied by the unpaid Principal Balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the month and a 365-day year or, in the event of a leap year, a 366-day year) elapsed since the preceding payment was made is allocated to interest and (b) the remainder of such payment is allocable to principal.

          "Simple Interest Receivable" means any Receivable under which the portion of a payment allocated to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

          "Six-Month Annualized Net Loss Ratio" means, with respect to any Determination Date, the average for the six (6) preceding Collection Periods (or if prior to six (6) months from the Closing Date, the number of whole Collection Periods since the Closing Date), of the product of 12 times a fraction (expressed as a percentage), the numerator of which is equal to the Net Liquidation Losses during the Collection Period plus the Cram Down Losses that occurred during the Collection Period, and the denominator of which is equal to the aggregate Principal Balance of the Receivables as of the first day of the Collection Period.

          "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

          "Transfer Taxes" has the meaning assigned to such term in Section 3.01(b)(lviii).

          "UCC" means the Uniform Commercial Code in effect in the State of New York or, if so provided herein, in any relevant jurisdiction.

          "VSI Policy" means that certain "Ultimate Loss Insurance Blanket Single Interest Policy" issued by Ohio Indemnity Company to HNB and currently in force, together with all endorsements thereto.

          "Whole Loan Transfer" means any sale or transfer of some or all of the Receivables by the Purchaser to a third party, which sale or transfer is not a Securitization.

          Section 1.02 Other Definitional Provisions.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

          (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; the term "including" shall mean "including without limitation"; and "or" shall include "and/or".

          (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

       CONVEYANCE OF RECEIVABLES; POSSESSION OF RECEIVABLE FILES; BOOKS
                      AND RECORDS; DELIVERY OF DOCUMENTS

          Section 2.01 Conveyance of Receivables; Possession of Receivable Files; Maintenance of Receivable Files.

          (a) Effective as of the Closing Date and subject to satisfaction of each of the conditions precedent set forth in Sections 2.03 and 2.04, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, and the Purchaser hereby purchases, all the right, title and interest of the Seller in, to and under each of the Receivables (collectively, the "Conveyed Assets"), including:

          (i) all interest, principal, and any other amounts received by the Seller on or with respect to each of the Receivables after the Cut-Off Date;

          (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any other interest of the Seller in the Financed Vehicles;

          (iii) all other security interests or other property interests created by or constituting each Receivable and on any property that shall have secured the Receivable and that shall have been acquired by or on behalf of the Seller;

          (iv) all of the Seller's rights with respect to each Receivable and the documentation relating to the Receivables, including, without limitation, all rights under the VSI Policy with respect to such Receivable and the contents of each Receivable File, including, without limitation, all of the Seller's enforcement and other rights under the UCC and other Applicable Law;

          (v) rebates of premiums on insurance policies and all other items financed as part of the Receivables in effect as of the Cut-Off Date, including but not limited to, service warranties; and

          (vi) all Servicing Rights with respect to, and all proceeds of and rights to enforce, any of the foregoing, including, without limitation, any Insurance Proceeds and Liquidation Proceeds.

          (b) Upon the sale of the Receivables, the ownership of each Receivable, including the contents of the related Receivable File, and all rights, benefits, payments, proceeds and obligations arising from or in connection with any of the foregoing (but excluding all rights and obligations under any Dealer Agreement), shall be vested in the Purchaser, and the ownership of all records and documents with respect to the related Receivable prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser and for the benefit of the Purchaser, as the owner thereof, in a custodial capacity only. The sale of the Receivables by the Seller to the Purchaser will not constitute and is not intended to result in an assumption by the Purchaser of any obligation (other than the obligations set forth herein) of the Seller to the Dealers, the Obligors, the insurers or any other Person in connection with the Receivables, the Receivable Files or the other Conveyed Assets or any agreement, instrument or other document related thereto. The Servicer shall release its custody of the contents of any Receivable File only in accordance with Section 2.02(e).

          (i) It is the intention of the Seller and the Purchaser that the Seller convey good title to all of the Conveyed Assets, free and clear of any liens or encumbrances, and that such Conveyed Assets shall not be treated as property of the Seller by the FDIC or other Governmental Authority acting as conservator or receiver of the Seller in a conservatorship, receivership, insolvency or other similar proceeding in respect of the Seller under the Federal Deposit Insurance Act, 12 U.S.C.
     Section 1811 et seq or other Applicable Law. Further, it is not the intent of the Seller or the Purchaser that any such transfer and conveyance be deemed a grant by the Seller to the Purchaser of a security interest in any of the Conveyed Assets in order to secure a debt or other obligation of the Seller. However, in the event and to the extent that, notwithstanding the intent of the Seller and the Purchaser, any or all of the Conveyed Assets are held or otherwise determined to have been property of the Seller or not to have been conveyed to the Purchaser in a true or absolute sale, then the conveyance of the Conveyed Assets pursuant hereto shall also be deemed to be, and hereby constitutes, a first priority security interest which is hereby granted by the Seller to the Purchaser in the Conveyed Assets within the meaning of Article 9 of the UCC, securing a payment obligation incurred by the Seller in the amount paid by the Purchaser for the Conveyed Assets plus any other amounts incurred or owed as of the Closing Date and from time to time by the Seller to the Purchaser under this Agreement.

          (ii) The Seller has determined that the Seller's disposition of the Receivables pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes and shall treat the disposition of the Receivables pursuant to this Agreement in such manner. The sale of each Receivable shall be reflected on the Seller's balance sheet and other financial statements and income tax returns as a sale of assets by the Seller and the Purchaser shall treat the disposition of the Receivables hereunder as a sale for accounting and tax purposes.

          Section 2.02 Custody of the Receivables Files, Duties of Servicer as Custodian.

          (a) To assure uniform quality in servicing the Receivables and to reduce administrative costs, at the time of the sale of the Receivables to the Purchaser, the Purchaser appoints the Servicer, and the Servicer accepts such appointment, to act for the benefit of the Purchaser as custodian of the Receivable Files. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, as certified in an Officer's Certificate to the Purchaser, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of all Applicable Laws.

          (b) Each Receivable File shall be maintained by the Servicer at one of the locations specified in Exhibit C attached hereto or such other location in the United States as specified by the Servicer by written notice to Purchaser not later than ninety (90) days prior to any change in location. The Servicer shall make available to the Purchaser or its designee a current list of the locations of the Receivable Files upon written request. The Servicer shall maintain each Receivable File and make the Receivable Files available for inspection by any Purchaser or its designee without charge during normal business hours at the offices of the Servicer and shall permit any Purchaser or its designee to make copies of and obtain abstracts from the Receivable Files, in each case during the time the Purchaser retains ownership of a Receivable and thereafter in accordance with Applicable Law.

          (c) As custodian on behalf of the Purchaser, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the Receivable Files relating to all comparable motor vehicle receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic internal audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Purchaser to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Purchaser any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Purchaser of the Receivable Files.

          (d) In the event the Receivable Files held by the Servicer are destroyed due to fire or other casualty, the Servicer will bear the responsibility for (i) having new titles issued for each Financed Vehicle and providing printed copies of the destroyed title from the Servicer's imaging system which shall remain in the Receivable File until such new titles are received, (ii) replacing each Receivable (by printing a copy thereof held on the Servicer's imaging system), and (iii) creating a Lost Note Affidavit to accompany each replaced Receivable, certifying that the original Receivable was destroyed; provided, however, that in the event any additional document is needed in order to service the Receivable, the Servicer shall print a copy thereof from its imaging system. All costs incurred in connection with this clause (e) shall be paid by the Servicer and the Servicer shall indemnify the Purchaser for any losses suffered by the Purchaser as a result of the loss or destruction of the original Receivable Files.

          (e) Upon written instruction from the Purchaser, the Servicer shall release to the Purchaser any Receivable File relating to a Receivable that has not been repurchased by the Seller in accordance with the terms of this Agreement at such place or places as the Purchaser may designate, as soon as practicable (but in no event more than five (5) days after the date of such instruction) and the Purchaser shall reimburse the Servicer for its reasonable out-of-pocket expenses incurred in connection with any such delivery. Upon the release and delivery of any such document in accordance with the instructions of the Purchaser, the Servicer shall be released from any further liability and responsibility with respect to such documents and any other provision of this Agreement if the fulfillment of the Servicer's responsibilities is dependent upon possession of such documents, unless and until such time as such documents shall be returned to the Servicer. In no event shall the Servicer be responsible for any loss occasioned by the Purchaser's failure to return any Receivable File or any portion thereof in a timely manner. Any costs associated with the transfer of the Receivable Files in connection with this clause (e) and all fees and expenses incurred by the successor custodian as custodian pursuant to this clause (e) shall be paid by the Purchaser; provided, however, that in the event such transfer occurs after the occurrence of an event which, with the giving of notice or lapse of time or both, would become an Event of Default under Section 11.01(a), such costs shall be paid by the Servicer.

          (f) After the Closing Date, if any document or instrument listed as
(i) through (iv) in the definition of "Receivable File" is found by either the Purchaser or the Servicer to be defective (or missing) in any respect (a "Receivable File Deficiency") by either the Purchaser or the Servicer, such party shall promptly so notify the other party.

          Section 2.03 Closing. The closing for the purchase and sale of the Receivables shall take place at 10:00 a.m. (Eastern Time) on the Closing Date at the offices of Seller, or at such other place and/or time as the Purchaser and the Seller may reasonably agree.

          (a) The closing shall be subject to each of the following conditions:

          (i) all of the representations and warranties of the Seller and the Purchaser under this Agreement shall be true and correct as of the Closing Date or such other date as specified in such representation or warranty, and neither an Event of Default nor an event which, with notice or the passage of time, would constitute an Event of Default under this Agreement shall have occurred;

          (ii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in
     Section 2.04, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

          (iii) the results of the Purchaser's due diligence review, if any, shall have been satisfactory, in the sole determination of the Purchaser;

          (iv) the Seller, at its own expense, on or prior to the Closing Date, shall have indicated in its computer files in accordance with its customary standards, policies and procedures, that the Receivables have been conveyed to the Purchaser pursuant to this Agreement; and

          (v) all other terms and conditions of this Agreement shall have been complied with except to the extent waived in writing by the Purchaser.

          (b) Subject to the conditions set forth in Section 2.03(a), the Purchaser shall pay to the Seller on the Closing Date the Purchase Price by wire transfer of immediately available funds to the account designated by the Seller.

          Section 2.04 Closing Documents. With respect to the Receivables, the Closing Documents shall consist of the following documents:

          (a) fully executed originals of this Agreement, dated as of the Cut-Off Date;

          (b) fully executed originals of the Assignment, dated as of the Cut-Off Date, in the form attached as Exhibit D to this Agreement;

          (c) the Receivable Schedule;

          (d) copies of the UCC-1 financing statements filed pursuant to
Section 2.05;

          (e) executed copies of the consent to sale and release of security interest specified in Section 2.06(f);

          (f) an Officer's Certificate of the Seller substantially in the form of Exhibit E attached hereto, including as an exhibit thereto, resolutions of the board of directors of the Seller approving this Agreement and the transactions contemplated hereunder; and

          (g) Opinions of Counsel of the Seller, in the form of Exhibit I-1 through I-4 hereto.

          Section 2.05 UCC-1 Financing Statements.

          (a) On or prior to the Closing Date, the Seller shall file, at its own expense, a UCC-1 financing statement in each jurisdiction in which a financing statement is necessary to be filed under Section 9-301 of the New York UCC in order to perfect the transfer of a security interest in the Receivables and sufficient under the UCC of each such jurisdiction to perfect the transfer, assignment and conveyance of a Security Interest in the Receivables to the Purchaser pursuant to this Agreement. Each such financing statement shall name the Seller, as seller or debtor, and shall name the Purchaser, as purchaser or secured party, and shall contain a collateral description covering the Conveyed Assets or such other description as may be approved by the Purchaser in such manner as is necessary to perfect the transfer, assignment and conveyance of a security interest in the Receivables to the Purchaser pursuant to this Agreement. The Seller shall deliver a file-stamped copy of each of such UCC-1 financing statements as soon as available following such filing.

          (b) Such UCC-1 financing statement shall contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement other than by the Purchaser will violate the rights of the Purchaser" and may describe the Conveyed Assets in the same manner as described herein or may contain an indication or description of collateral that describes such property as necessary, advisable or prudent to ensure the perfection of the security interest in the Conveyed Assets granted to the Purchaser herein.

          (c) The Seller hereby authorizes, by the Purchaser (at the Seller's expense), on or after the Closing Date, the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Purchaser may determine, in its sole discretion, are necessary or advisable to continue or maintain the perfection of the security interest granted to the Purchaser herein.

          Section 2.06 Protection of Right, Title and Interest. The Seller covenants and agrees with the Purchaser as follows:

          (a) The Seller shall file, at its own expense, such additional financing statements and cause to be filed such continuation statements as may be required by Applicable Law fully to preserve, maintain, and protect the first priority perfected security interest of the Purchaser in the Receivables and in the proceeds thereof, to the extent that the Purchaser has not done so pursuant to the authority granted to it pursuant to Section 2.05(c). The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided in this clause (a), as soon as available following such filing.

          (b) The Seller shall not change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with
Section 2.05 or clause (a) above seriously misleading within the meaning of
Section 9-506(b) of the UCC, unless the Seller shall have given the Purchaser at least five (5) days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. The Seller hereby authorizes the Purchaser to file any continuation statements or amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Purchaser may determine, in its sole discretion, are necessary or advisable in connection with the perfection of the ownership interest granted to the Purchaser herein.

          (c) The Seller shall give the Purchaser at least ninety (90) days' prior written notice of (i) any relocation of its location specified in
Section 3.01(a)(xiv), or (ii) any change in its jurisdiction of organization, including the jurisdiction in which the Seller maintains its main office under its national banking association charter.

          (d) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle loan or installment sale contracts to any prospective purchaser, lender, or other transferee, all of the computer diskettes, tapes, records, or print-outs (including any restored from back-up archives) that are delivered to such prospective purchaser, lender or transferee, and that refer in any manner whatsoever to any Receivable, shall indicate that such Receivable has been conveyed to and is owned by the Purchaser.

          (e) The Seller shall provide the Purchaser with a schedule listing the loans, installment sale contracts or other property at least two Business Days prior to the addition by the Seller or any affiliate of the Seller of such loans, installment sale contracts or other property to the Barclays Facility, which such schedule shall contain a list and description of such loans, installment sale contracts or other property in sufficient detail to permit the Purchaser to determine that such loans, installment sale contracts or other property are not Conveyed Assets.

          (f) The Seller shall obtain from the Federal Reserve Bank of Cleveland a consent to sale and release of security interest in the Receivables.

          (g) Except as provided herein, the Seller will not sell, pledge, assign or transfer any Conveyed Asset to any Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under such Conveyed Assets against all claims of third parties claiming through or under the Seller.

          (h) Immediately following the Closing Date, the Purchaser, or its designee, shall have a right to access the location of the Receivable Files set forth on Exhibit C hereto for the purpose of (x) stamping each Receivable File to reflect the purchase of such contract by the Purchaser and its permitted assigns and (y) for the purpose of reviewing the Receivable Files to determine the completeness of the Receivables File. The Purchaser shall complete the process of stamping and reviewing the Receivable Files as soon as reasonably practicable and shall pay its own or third party expenses associated with such activities. The Servicer shall take no action to remove, alter or obliterate the stamp placed on the contract to show the ownership of the Receivable by the Purchaser unless such Receivable has been released pursuant to the terms of this Agreement.

                                 ARTICLE III

              REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

          Section 3.01 Bank and Seller Representations and Warranties.

          (a) The Bank makes the following representations and warranties to the Purchaser as of the date of this Agreement and the Closing Date, on which the Purchaser relies in entering into this Agreement and accepting the
Receivables:

          (i) Due Organization and Qualification. The Bank (A) is duly organized and validly existing as a national banking association under the laws of the United States of America, (B) is in good standing under such laws and (C) is duly qualified to transact business under such laws. The Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, 12 U.S.C. Sections 1811-1831 and the Bank's status as an insured depository institution has not been terminated under the provisions of Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818.

          (ii) Power and Authority; Due Authorization; Enforceability. The Bank has full power and authority to convey and assign the Receivables and to perform its obligations under this Agreement and has duly authorized such sale and assignment to the Purchaser and the performance of its obligations under this Agreement by all necessary action. The Agreement has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid, binding and enforceable obligation of the Bank except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

          (iii) No Violation. The Bank is not in default under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which the Bank is a party, as borrower or guarantor, and the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Bank pursuant to the terms of, any such indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument, in each case where such a default, conflict or breach would materially and adversely affect the performance by the Bank of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement; and the fulfillment of the terms hereof will not result in any violation of the provisions of the organizational documents of the Bank.

          (iv) No Proceedings. No legal or governmental proceedings are pending to which the Bank is a party or of which any property of the Bank is the subject, and no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or operations of the Bank and its subsidiaries considered as a whole and will not materially and adversely affect the performance by the Bank of its obligations under, or the validity and enforceability of, this Agreement.

          (v) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Receivables by the Bank pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

          (vi) Licenses and Approvals. The Bank has obtained all the licenses and approvals necessary for the conduct of Bank's business in the jurisdictions where the failure to do so would materially and adversely affect its performance of its obligations under this Agreement or render any of the Receivables unenforceable.

          (vii) Ability to Perform. The Bank has the facilities, procedures and experienced personnel necessary for the servicing of retail motor vehicle loan and installment sale contracts of the same type as the Receivables in accordance with the Servicing Standard. The Bank does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every one of its obligations under this Agreement.

         (viii) No Consent Required. The Bank is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any Governmental Authority in connection with the execution, delivery or performance of this Agreement, including, without limitation, the sale of the Receivables by the Bank pursuant to this Agreement, except for such as have been obtained, effected or made or will be obtained on or prior to the Closing Date.

          (ix) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Bank's knowledge, threatened against the Bank or any of its Affiliates which, if determined adversely against the Bank, would materially adversely affect the sale of any of the Receivables to the Purchaser, or the execution, delivery or enforceability of this Agreement, or draw into question the validity of this Agreement or any of the Receivables or have a material adverse effect on the financial condition of the Bank or the Bank's ability to perform its obligations under the terms of this Agreement.

          (x) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished in writing by the Bank pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such statement, document or report not misleading.

          (xi) Solvency. Immediately prior to and after the transfer of the Receivables by the Bank to the Purchaser, the Bank was solvent, had reasonably adequate capital to carry on its business and the Bank will not be made insolvent by the transfer of the Receivables. The Bank is not, and, with the passage of time, does not expect to become, insolvent or bankrupt, and no liquidation of the Bank is contemplated.

          (xii) No Fraudulent Conveyance. The transfer of the Receivables by the Bank to the Purchaser has a legitimate business purpose and was not designed to hinder, delay or defraud creditors of the Bank or impair any of their rights or interests. The Bank received reasonably equivalent value and fair consideration for its transfer to the Purchaser of the Receivables.

          (xiii) Ordinary Banking Transaction. The transfer of the Receivables by the Bank to the Purchaser pursuant to this Agreement has been approved by the board of directors of the Bank, which approval is reflected in the records of such board. The Bank shall maintain a record of this Agreement in its official records for purposes of Sections 11(d)(9), 11(n)(4)(I) and Section 13(e) of the Federal Deposit Insurance Act, as amended.

          (xiv) Location. The "location" of the Bank within the meaning of
     Section 9-307 of the UCC is the State of Ohio.

          (b) The Seller makes the following representations and warranties as to each Receivable (or, as to clause (xlii), (xlviii)(B) and, (li), the second sentence of clause (lii), clause (lv) and clause (lix) the Receivables taken as a whole, to the extent such clauses refer to the Receivables as a whole) on which the Purchaser relies in accepting the Receivables. The following representations and warranties are made by the Seller as of the Closing Date or such other date specified below and survive the transfer, assignment and conveyance of the Receivables to the Purchaser and any subsequent assignment and transfer in connection with a Securitization or Whole Loan Transfer:

          (i) Schedule of Receivables. As of the Cut-Off Date, the information set forth in the Receivable Schedule is true and correct and was consistent in all respects with the underlying computer file and includes each item of information on the Receivables described in Exhibit B.

          (ii) Title. Immediately prior to the Closing Date: (A) such Receivable had not been sold, assigned, or pledged by the Seller to any Person; (B) the Seller had good and marketable title to such Receivable free and clear of all Liens; and (C) the Seller was the sole owner of such Receivable and had full right to sell the Receivable to the Purchaser and upon the sale thereof to the Purchaser, the Purchaser will have good and marketable title thereto and will own such Receivables free and clear of any Liens or rights of others. Upon consummation of the transactions contemplated hereby, the Purchaser has a valid and perfected first priority security interest in such Receivable and all proceeds thereof, free and clear of all Liens and rights of others.

          (iii) Security Interest in Financed Vehicle. Immediately prior to the Closing Date, the Seller had a valid and enforceable first priority security interest (as defined in the applicable UCC) in the related Financed Vehicle (except (i) to the extent that after the Cut-Off Date and prior to the Closing Date, such Receivable shall have been repaid in full (or within $25 thereof) and the related security interest released or (ii) to the extent that any court of competent jurisdiction has stayed the enforcement of or otherwise taken any action within its equitable powers to adversely affect any security interest pursuant to rights granted to the Obligor under the Servicemembers Civil Relief Act or any similar law providing such relief to military personnel) and such interest has been duly perfected and is prior to all other Liens and is enforceable as such as against all other creditors of and purchasers from the Obligor (except, as to priority, for any lien for unpaid taxes or any liens that, by statute, may be granted priority over previously perfected security interests) and the Seller has the full right to assign such security interest to the Purchaser.

          (iv) Assignment of Security Interest in Financed Vehicle. On and after the Closing Date, there shall exist, in favor of the Purchaser, a valid, subsisting, and enforceable first priority perfected security interest in the related Financed Vehicle (except (i) to the extent that after the Cut-Off Date and prior to the Closing Date, such Receivable shall have been repaid in full (or within $25 thereof) and the related security interest released or (ii) to the extent that any court of competent jurisdiction has stayed the enforcement of or otherwise taken any action within its equitable powers to adversely affect any security interest pursuant to rights granted to the Obligor under the Servicemembers Civil Relief Act or any similar law providing such relief to military personnel).

          (v) Perfection of Security Interest in Financed Vehicle. If such Receivable was originated in a state in which notation of a security interest on the certificate of title is required or permitted to perfect the security interest in the related Financed Vehicle, the certificate of title for such Financed Vehicle shows the Seller as the sole holder of a security interest in such Financed Vehicle. If such Receivable was originated in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in the related Financed Vehicle, such filings have been duly made and show the Seller as the sole holder of a first priority security interest in such Financed Vehicle, and in either case the Purchaser following purchase of the Receivable has the same rights as the Seller has or would have (if the Seller were still the owner of a Receivable) against the Obligor and all creditors of the Obligor claiming an interest in such Financed Vehicle.

          (vi) All Filings Made. All filings, including, without limitation, UCC filings, required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Purchaser a first priority perfected lien on, or ownership interest in, such Receivable and the proceeds thereof have been made, taken or performed.

          (vii) Receivable Files. The Seller is in possession of a complete set of the contents of the related Receivable File described in items (i) through (iv) of the definition of "Receivable File".

          (viii) Sale of Receivable. Such Receivable has not been sold, transferred, assigned, pledged or otherwise conveyed by the Seller to any Person other than the Purchaser and the Seller acquired title to such Receivable in good faith, without notice of any adverse claim.

          (ix) Lawful Assignment. Such Receivable was not originated in, and is not subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable any sale, transfer and assignment of such Receivable by the Seller under or as contemplated by this Agreement, including any repurchase in accordance with this Agreement. The Seller has not entered into any agreement with the Obligor on such Receivable that prohibits, restricts or conditions the assignment of all or part of such Receivable.

          (x) Location of Receivable Files. The Receivable File with respect to such Receivable is kept at one or more of the locations listed in Exhibit C hereto.

          (xi) Marking of Servicer Computer Files. As of the Closing Date, the Servicer, has clearly and unambiguously marked its computer files and any other applicable electronic records to indicate that such Receivable has a unique identification code (as described in Section 6.05(a)) that is reflected on the records of the Servicer and Exhibits A and B hereto as being owned by the Purchaser.

          (xii) No Notices. No notices of, or consent with respect to, the sale of the Receivable are required to be made to, or received from, the Obligor on such Receivable under any Applicable Law or under any document or instrument in the related Receivable File.

          (xiii) No Liens. There is no lien against the related Financed Vehicle for delinquent taxes. To the best of the Seller's knowledge, as of the Cut-Off Date no liens or claims have been filed for work, labor, or materials relating to the related Financed Vehicle that are liens prior to, or equal with, the security interest in the Financed Vehicle granted by such Receivable.

          (xiv) Compliance with Law. (A) The origination and acquisition of such Receivable, and the sale of the Financed Vehicle securing such Receivable, where applicable, complied, at the time it was made, in all respects with Applicable Law and the servicing of such Receivable complies in all respects with Applicable Law and (B) the sale of such Receivable by the Seller to the Purchaser and the agreement of the Seller to pay to the Purchaser GAP Amounts as required hereunder complies in all respects with Applicable Law.

          (xv) Doing Business. The Seller is, and each Person that has had any interest in such Receivable prior to the Closing Date, whether as a Dealer or otherwise, are (or, during the period in which any Dealer acted as Dealer or held and disposed of such interest were) (A) in compliance with any and all applicable licensing requirements of the Applicable Laws of the state where the Receivable was originated and with any other Applicable Laws, or (B) is otherwise exempt, except in each instance to the extent that the failure to comply with such licensing requirements would have no effect on the ability of the Purchaser to enforce the Receivable or the ability of the Servicer to discharge its obligations under this Agreement.

          (xvi) Original Copies. There is only one original executed copy of each Receivable and such original and the related certificate of title, does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Seller (except as to notations required under the terms of this Agreement).

          (xvii) Form of Contract. The contract evidencing such Receivable is substantially similar to one of the Seller's standard form retail motor vehicle loan contracts or retail motor vehicle installment sale contracts attached hereto as Exhibit F (and each Receivable originated in Pennsylvania is evidenced by a retail motor vehicle loan contract), except for immaterial modifications or deviations therefrom in accordance with Applicable Law which will not have a material adverse effect on the Purchaser and will not reduce the scheduled payments thereunder or other payments due under such Receivable.

          (xviii) Dealer. Such Receivable was originated by a Dealer located in the United States of America to finance the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, has been fully and properly executed by each of the parties thereto whose signature is required, and such Receivable either was originated by a Dealer and made directly by Seller or was acquired by the Seller from the Dealer in the ordinary course of business and validly assigned to the Seller directly by the Dealer pursuant to a Dealer Agreement.

          (xix) Underwriting and Documentation Standards. Such Receivable was originated by the related Dealer in accordance with the Seller's underwriting and documentation standards as in effect at the time such Receivable was originated and the Seller has delivered to the Purchaser true and complete copies of all underwriting standards under which any of the Receivables were originated.

          (xx) No Fraud. To the best of the Seller's knowledge, no material error, omission, misrepresentation, negligence or fraud in respect of such Receivable has taken place on the part of any Person (including any Dealer) in connection with the origination, acquisition, servicing or sale of such Receivable.

          (xxi) Compliance with Terms. The Seller has duly fulfilled all obligations to be fulfilled on the Seller's part under or in connection with the origination, acquisition and disposition of such Receivable.

          (xxii) Servicing and Collection Practices. Prior to the Closing Date, the servicing and collection practices used with respect to such Receivable have been consistent with the Seller's servicing and collection policies and procedures as in effect since the date of the origination of such Receivable.

          (xxiii) No Seller Defaults. There are no material breaches or defaults by the Seller in complying with the terms of such Receivable.

          (xxiv) No Defenses. No Receivable is subject to any right of rescission, set-off, counterclaim or defense, including defenses arising out of violations of usury laws, the Truth in Lending Act or any other Applicable Law, and no such right or defense has been asserted or threatened with respect to the unpaid principal or interest due under such Receivable, nor will the operation of any of the terms of such Receivable, or the exercise of any right under any of the foregoing, render such Receivable unenforceable, in whole or in part, or subject such Receivable to any right of rescission, set-off, counterclaim or defense, including the defense of usury or any defense under or arising as a result of a claim under or involving the Truth in Lending Act or any other Applicable Law and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

          (xxv) Full Disbursement of Proceeds. As of the Closing Date, the proceeds of each Receivable were fully disbursed, and there is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Receivable have been paid.

          (xxvi) Enforceability. Such Receivable contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Financed Vehicle of the benefits of the security.

          (xxvii) Original Terms Unmodified. The terms of such Receivable have not been impaired, waived, altered or modified in any respect (except as in accordance with the Servicer's collection and servicing policies in effect prior to the Closing Date).

          (xxviii) Entire Agreement. Such Receivable constitutes the entire agreement between the Seller and the related Obligor.

          (xxix) Binding Obligation. Such Receivable represents the genuine, legal, valid, and binding payment obligation of the related Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, including the Servicemembers Civil Relief Act or similar laws.

          (xxx) Receivable in Force. Such Receivable has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related Financed Vehicle has not been released from the lien of the Receivable, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission, except as any of the foregoing may have occurred after the Cut-Off Date in accordance with the Servicer's collection and servicing policies and procedures as then in effect and consistent with the Servicing Standard, and except (i) for such Receivables that have been repaid in full (or within $25 thereof) after the Cut-Off Date and prior to the Closing Date or (ii) to the extent that any court of competent jurisdiction has stayed the enforcement of or otherwise taken any action within its equitable powers to adversely affect any security interest or modified the Receivable pursuant to rights granted to the Obligor under the Servicemembers Civil Relief Act or any similar law providing such relief to military personnel.

          (xxxi) Payments; No Obligor Defaults. As of the Cut-Off Date, except for payment defaults continuing for a period of less than thirty (30) days, (A)(x) all payments required to be made have been made and (y) no payment under such Receivable has been more than sixty (60) days delinquent and (B) (i) there is no default, breach, violation or event of acceleration existing under such Receivable and no event which, with the passage of time or with notice or with both, would constitute a default, breach, violation or event of acceleration under such Receivable, (ii) the Seller has not waived any such default, breach or violation or event of acceleration other than waivers made in the ordinary course of business in accordance with the Seller's policies and procedures for the servicing and collection of such loans, (iii) neither the Seller nor the related Obligor has suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Receivable, (iv) there are no proceedings pending, or to the best of the Seller's knowledge, threatened, asserting insolvency of the related Obligor and there has been no previous default on such Receivable that resulted in repossession of the related Financed Vehicle and (v) there are no proceedings pending, or to the best of the Seller's knowledge, threatened, wherein the related Obligor or any governmental agency has alleged that such Receivable is illegal or unenforceable.

          (xxxii) Monthly Payments. Such Receivable provides for level monthly payments that fully amortize the amount financed by maturity and yield interest at the Contract Rate; provided, that the payment in the first monthly period and the last monthly period of such Receivable may be different but in no event more than twice the amount of the level payment.

          (xxxiii) Prepayment. Such Receivable provides for, in the event that such Receivable is prepaid, an amount due on prepayment that fully pays the Principal Balance of such Receivable and includes any accrued and unpaid interest due on the date of prepayment at the applicable Contract Rate pursuant to the related contract.

          (xxxiv) Insurance Coverage. The Obligor with respect to each Receivable is required pursuant to the terms of the related Receivable to obtain insurance covering the Financed Vehicle insuring against loss and damage due to fire, theft, collision and other risks generally covered by comprehensive and collision insurance coverage and each Financed Vehicle is covered by the VSI Policy.

          (xxxv) No Other Delinquencies. The primary borrower under the Receivable is not the primary borrower under any other motor vehicle loan or installment sale contract owing to the Seller that is thirty (30) or more days contractually delinquent at the Cut-Off Date.

          (xxxvi) No Other Defaults. The primary borrower under the Receivable is not the primary borrower under a motor vehicle loan or installment sale contract with the Seller which is defaulted and has not been fully repaid.

          (xxxvii) No Adverse Selection. No selection procedures believed to be adverse to the Purchaser have been utilized in selecting such Receivables from those motor vehicle loan and installment sale contracts which meet the criteria contained in this Agreement.

          (xxxviii)Chattel Paper. Such Receivable constitutes "tangible chattel paper" as defined in the UCC.

          (xxxix) Origination. Such Receivable (A) was originated in the United States of America and (B) is payable in U.S. dollars.

          (xl) Servicemembers. The Receivable Schedule reflects any interest rate relief allowed to any Obligor on such Receivable under the Servicemembers Civil Relief Act as of the Cut-Off Date.

          (xli) No Government Obligor. The Obligor under such Receivable is not, and such Receivable is not due in whole or in part from, the United States of America or any State, political subdivision thereof, or from any agency, department or instrumentality of the United States of America or any State or political subdivision thereof.

          (xlii) Obligor Social Security Number. Such Receivable has a social security number for the Obligor under such Receivable and such social security number is a non-business social security number.

          (xliii) Obligor FICO Score. The Obligor under such Receivable had a FICO score as of the origination date of such Receivable of at least 600.

          (xliv) Geographic. No Receivable was originated in Maryland and, as of the Cut-Off Date, no Obligor under a Receivable has a current billing address in Maine. As of the Cut-Off Date 33.90%, 12.51%, 11.84%, 11.55%, 11.28% and 5.14% of the Receivables (based on principal balance and the Obligor's current mailing address in the Servicer's records as of the Cut-Off Date) were located in Ohio, Indiana, Florida, Kentucky, Michigan and Tennessee, respectively, and no other state had a concentration of Receivables greater than or equal to 5.0% of the aggregate Principal Balance of the Receivables as of the Cut-Off Date.

          (xlv) No Bankruptcy. As of the Cut-Off Date, the Seller has not received notice that the Obligor under such Receivable has filed for bankruptcy, and to the best of the Seller's knowledge, as of the Cut-Off Date, the Obligor under such Receivable is not in bankruptcy or similar proceedings.

          (xlvi) No Extensions. The number or timing of scheduled payments on such Receivable has not been changed on or before the Cut-Off Date, except as reflected on the Receivables Schedule, and any such change was consistent with the Servicer's collection and servicing policies as in effect prior to the Cut-Off Date.

          (xlvii) Application of Funds. The scheduled payments on such Receivable are applicable only to payment of principal of and interest on such Receivable and not to the payment of any insurance premiums (although the proceeds of the extension of credit on such Receivable may have been used to pay insurance premiums).

          (xlviii) No Substitution. The Obligor under such Receivable does not have the unilateral right to substitute, exchange or add any Financed Vehicle under such Receivable.

          (xlix) Receivable Not Assumable. Such Receivable is not assumable by another Person in a manner that would release the related Obligor from such Obligor's obligations to the Seller with respect to such Receivable.

          (l) Principal Balance. As of the Cut-Off Date, (A) such Receivable has a remaining Principal Balance of not more than $74,973.39 and not less than $1005.11 and (B) the aggregate Principal Balance of all Receivables was $849,419,214.77.

          (li) Simple Interest Receivables. Such Receivable is a Simple Interest Receivable.

          (lii) Date of Origination. Such Receivable has an origination date on or after November 3, 2001.

          (liii) Original Maturity of Receivable. Such Receivable has an original term to scheduled maturity of not less than 24 months and not greater than 84 months. The percentage of Receivables by Principal Balance with original terms greater than 72 months is 7.10%.

          (liv) Remaining Maturity of Receivable. As of the Cut-Off Date, such Receivable has a remaining maturity of not less than 3 months and not greater than 82 months. As of the Cut-Off Date, the percentage of Receivables by Principal Balance with remaining terms greater than 72 months is 5.00%.

          (lv) Contract Rate. As of the Cut-Off Date, such Receivable has a Contract Rate that is a fixed rate of interest fixed for the term of the Receivable that is not less than 2.200% and not greater than 19.800%.

          (lvi) First Scheduled Payment. Each Receivable has a first scheduled due date on or after December 13, 2001 and has had its first scheduled payment made. With respect to each Receivable, a payment book, which directs the Obligor to make all scheduled payments to the Seller has been sent to the related Obligor (or to one of them if there is more than one Obligor). To the best knowledge of the Seller, each Obligor has paid the entire down payment called for by the contract.

          (lvii) Certain Additional Characteristics of Financed Vehicles. (A) Approximately 59.39% of the aggregate Principal Balance of the Receivables as of the Cut-Off Date represents Receivables that finance new automobiles and light-duty trucks and 40.61% of the aggregate Principal Balance of the Receivables as of the Cut-Off Date represents Receivables that finance used automobiles and light-duty trucks; (B) as of the Cut-Off Date, approximately 50.32% of the Financed Vehicles are new automobiles and light-duty trucks and 49.68% of the Financed Vehicles are used automobiles and light-duty trucks; (C) no Receivable finances more than one Financed Vehicle; and (D) as of the Cut-Off Date, approximately 21% of the Receivables are Receivables with respect to which the Obligor has obtained HNB GAP coverage in accordance with the related contract.

          (lviii) Transfer Taxes. The sale, transfer, assignment and conveyance of such Receivable by the Seller pursuant to this Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Seller or the Purchaser to any federal, state or local government ("Transfer Taxes") other than Transfer Taxes which have been paid by Seller or will be paid by the Seller as and when due. In the event the Purchaser receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Receivables, on written demand by the Purchaser, or upon the Seller's otherwise being given notice thereof by the Purchaser, the Seller shall pay, and otherwise indemnify and hold the Purchaser harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Purchaser shall have no obligation to pay such Transfer Taxes).

          (lix) No Fleet Sales. None of the Receivables have been included in a "fleet" sale (i.e., a sale to any single Obligor of more than seven Financed Vehicles by a single Dealer).

          (lx) No Foreign Obligor. All of the Receivables are due from Obligors who are citizens, or legal resident aliens, of the United States of America.

          (lxi) Seasoning. As of the Cut-Off Date, the weighted average number of months since the initial installment due date for the Receivables is at least 9 months.

          (lxii) No Advances. No advances have been made to Obligors by, or on behalf of, the Seller in order to meet any representation or warranty herein set forth.

          (lxiii) No Consumer Leases. No Receivable constitutes a "consumer lease" under either (a) the UCC as in effect in the jurisdiction whose law governs the Receivable or (b) the Consumer Leasing Act, 15 U.S.C. 1667.

          Section 3.02 Repurchase

          (a) It is understood and agreed that the representations and warranties set forth in Section 3.01 shall survive the sale of the Receivables to the Purchaser and shall inure to the benefit of the Purchaser, and the Purchaser's permitted successors and assigns, notwithstanding any restrictive or qualified endorsement on any Receivable or other document or instrument in the Receivable Files or the examination or failure to examine any Receivable File; provided, however, that in no event shall any such representation be deemed to have been made as of a date later than the latest date as of which such representation is specified to be made pursuant to the applicable provision of Section 3.01. Upon discovery by the Seller or the Purchaser of a breach of any of the representations and warranties set forth in Section 3.01, the Party discovering such breach shall give prompt written notice to the other.

          (b) Within sixty (60) days of the earlier of either discovery by, or notice to, the Seller of any breach of a representation or warranty set forth in Section 3.01(b) with respect to a Receivable or of any Receivable File Deficiency, (i) the Seller shall use its best efforts promptly to cure such breach in all material respects and (ii) if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Receivable at the Receivable Repurchase Price. If such breach of a representation or warranty is curable and the Seller shall have timely commenced such cure or remedy but notwithstanding its due and diligent efforts, the remedy or cure shall not be capable of cure within such sixty (60) day period, the Seller shall, upon receipt of written consent by the Purchaser, have up to two additional thirty
(30) day periods to effectuate the cure (up to an aggregate total of 120 days) so long as it is acting in good faith to effectuate such cure. In the event that a breach shall involve any representation or warranty set forth in
Section 3.01, and such breach cannot be cured within a maximum of 120 days of the earlier of either discovery by, or notice to, the Seller of such breach (or within sixty (60) or ninety (90) days, if the applicable extension was not granted by the Purchaser), the affected Receivable shall, at the Purchaser's option, be repurchased by the Seller at the Receivables Repurchase Price. Any repurchase of a Receivable pursuant to the foregoing provisions of this
Section 3.02 shall be accomplished by payment to the Purchaser or its successors and assigns of the Receivable Repurchase Price on the Remittance Date for the month following the date of the repurchase, after deducting therefrom any amount received in respect of such repurchased Receivable and being held by the Servicer for future distribution for application in accordance with Section 5.01. Solely for purposes of determining whether a breach of the representation and warranty set forth in Section 3.01(b)(xx) has occurred that gives rise to the obligations of the Seller pursuant to this
Section 3.02, the issue of whether the Seller had knowledge of the facts giving rise to such breach, shall, notwithstanding the terms of Section 3.01(b)(xx), be disregarded.

          (i) At the time of repurchase of a Receivable, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Receivable to the Seller. In the event of a repurchase of a Receivable, the Seller shall give written notice to the Purchaser and the Servicer that such repurchase has taken place and the Receivable Schedule shall be amended to reflect the withdrawal of the repurchased Receivable from the terms of this Agreement. Upon repurchase by the Seller, a repurchased Receivable is not, and shall not be considered, a Receivable for purposes of this Agreement.

          (ii) It is understood and agreed that the obligations of the Seller set forth in this Section 3.02 to cure or repurchase a defective Receivable as provided in this Section 3.02 constitute the sole remedy of the Purchaser for a breach of the representations and warranties set forth in Section 3.01(b) with respect to a Receivable or for any Receivable File Deficiency, except the provisions of Section 10.01(B) shall also be available to the Purchaser to the extent they are applicable.

          (iii) Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Section
     3.01 shall accrue as to any Receivable upon demand upon the Seller by the Purchaser for compliance with this Agreement.

          Section 3.03 Purchaser Representations and Warranties.

          (a) The Purchaser makes the following representations and warranties to the Seller as of the date of this Agreement and as of the Closing Date:

          (i) Due Organization and Qualification. The Purchaser (A) is a corporation, duly organized and validly existing under the laws of the State of Delaware, (B) is in good standing under such laws and (C) is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

          (ii) Power and Authority; Due Authorization; Enforceability. The Purchaser has full power and authority to purchase the Receivables and to perform its other obligations under this Agreement and has duly authorized such purchase and the performance of its obligations under this Agreement by all necessary action. The Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the legal, valid, binding and enforceable obligation of the Purchaser, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

          (iii) No Violation. The Purchaser is not under default under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which the Purchaser is a party as borrower or guarantor, and the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Purchaser pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Purchaser is a debtor or guarantor, nor will such action result in any violation of the provisions of the organizational documents of the Purchaser.

          (iv) No Proceedings. No legal or governmental proceedings are pending to which the Purchaser is a party or of which any property of the Purchaser is the subject, and no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Purchaser and its subsidiaries considered as a whole and will not materially and adversely affect the performance by the Purchaser of its obligations under, or the validity and enforceability of, this Agreement.

          (v) No Litigation Pending. There is no action, suit, regulatory or other proceeding of any kind pending or, to the Purchaser's knowledge, threatened against or materially affecting the Purchaser or the properties of the Purchaser before any Governmental Authority which, if determined adversely to the Purchaser, would adversely affect the Purchaser's ability to execute, deliver and perform its obligations under this Agreement.

          (vi) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished by the Purchaser in writing pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make such statement, document or report not misleading.

          (vii) Solvency. Immediately prior to and after the transfer of the Receivables by the Seller to the Purchaser, the Purchaser was solvent. The Purchaser is not, and, with the passage of time, does not expect to become, insolvent or bankrupt, and no liquidation of the Purchaser is contemplated.

          (viii) Location. The address of the Purchaser is as listed in
     Section 13.05.

          (ix) Investment Representations:

               (I) The Purchaser is a sophisticated investor and its decision to purchase the Receivables was based on its own independent expert evaluation of all information and other materials deemed relevant by the Purchaser. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Receivables.

               (II) the Purchaser understands that the Receivables have not been registered under the Securities Act or the securities laws of any state.

               (III) the Purchaser is acquiring the Receivables for its own account only and not for any other Person or for the account of any other Person.

          (x) No Broker. The Purchaser has not employed or used a broker in connection with the transaction contemplated herein.

          (b) It is understood and agreed that the representations and warranties set forth in Section 3.03 shall survive the sale of the Receivables to the Purchaser and shall inure to the benefit of the Seller. Upon discovery by the Purchaser or the Seller of a breach of any of the representations and warranties set forth in Section 3.03, the Party discovering such breach shall give prompt written notice to the other.

                                  ARTICLE IV

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

          Section 4.01 Servicer.

          (a) From and after the Closing Date, the Servicer, as an independent contractor, shall manage, service, administer and make Collections on the Receivables and perform the other actions required by the Servicer under this Agreement. The Servicer's duties include, but are not limited to, collection and posting of all payments, responding to inquiries of the Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, monitoring the Conveyed Assets, accounting for Collections, preparing tax forms required by any federal, state or local tax authority, if any, furnishing the Servicer Reports and annual statements required pursuant to Sections 5.02 and 6.03 and making Monthly Advances pursuant to Section 5.03. The Servicer will service the Receivables in accordance with the servicing standard set forth in Exhibit H or, in the event that Exhibit H does not specify a standard with respect to a particular servicing function, in accordance with its usual and customary procedures consistent with the procedures employed by institutions that service motor vehicle retail installment contracts or motor vehicle installment loan notes for their own account or for the account of third parties (the foregoing, the "Servicing Standard").

          (b) The Servicer may, in accordance with the Servicing Standard, grant extensions on a Receivable with respect to a Receivable for which the related Obligor is delinquent for failure of payment. The Servicer shall not grant more than one (1) extension on such Receivable in any calendar year and not more than three (3) extensions on any such Receivable and shall not extend the date for the final payment by any Obligor of any Receivable beyond April 2011, unless the Servicer shall promptly purchase such Receivable in the manner provided in Section 6.01(b). As necessary to maximize collections on the Receivables and in accordance with its Servicing Standards, the Servicer may in its discretion waive any Late Fees that may be collected in the ordinary course of servicing a Receivable. The use of a pass-a-payment coupon shall not be considered an extension on a Receivable pursuant to this Section 4.01(b).

          (c) Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Receivables and Financed Vehicles. If the Servicer commences a legal proceeding to enforce a Receivable, the Purchaser will thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Servicer may, with the prior written approval of the Purchaser, maintain such enforcement suit or legal proceeding in the name of the Purchaser or an affiliate. If reasonably required by the Servicer, the Purchaser shall furnish the Servicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          (d) The Servicer shall, consistent with the Servicing Standard, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle in favor of the Purchaser and its successors and assigns. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Purchaser and its successors and assigns in the event of the relocation of the related Financed Vehicle, or for any other reason. Notwithstanding the foregoing, (i) the Servicer, shall have no obligation to audit the perfection or re-perfection of security interests in the Financed Vehicles; and (ii) the Seller shall have no obligation to perfect or re-perfect unless it is aware that perfection or re-perfection is necessary.

          (e) Except as permitted by the Servicing Standard, the Servicer shall not (i) release the Financed Vehicle securing each Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession, (ii) impair the rights of the Purchaser in the Receivables,
(iii) change the Contract Rate with respect to any Receivable, or (iv) modify the Principal Balance or the total number of originally scheduled due dates of any Receivable.

          (f) The Servicer shall comply with Applicable Law in connection with the satisfaction of a Receivable and the release of Receivable Files.

          (g) The Servicer or the Purchaser, as the case may be, shall promptly inform the other party, in writing, upon the discovery of any breach by the Servicer of Section 4.01(b), (d) or (e). If such breach is curable and the Servicer shall have timely commenced such cure but notwithstanding its due and diligent efforts, the breach shall not be capable of cure within sixty
(60) days of the earlier of either discovery by or notice to the Servicer of such breach, the Servicer shall, upon receipt of written consent by the Purchaser, have up to two additional thirty (30) day period to effectuate the cure (up to an aggregate total of 120 days) so long as it is acting in good faith to effectuate such cure. If such cure is not effectuated after 120 days (or within sixty (60) or ninety (90) days, if the applicable extension was not granted by the Purchaser), the Servicer shall purchase the Receivable affected by such breach at the Receivable Repurchase Price by deposit of the Receivable Repurchase Price on the next Remittance Date. The sole remedy of the Purchaser with respect to a breach pursuant to Section 4.01(b), (d) or (e) shall be limited to the purchase of Receivables in accordance with this clause (g) and the indemnification provisions set forth in Section 10.01. The provisions of this Section 4.01(g) shall be subject to Section 11.01(e).

          (h) The Servicer and the Purchaser each agree that, should any Governmental Authority with bank regulatory powers find that the terms of this Agreement relating to the servicing of the Receivables constitute an unsafe and unsound condition with respect the Servicer, and such Regulatory Authority notifies the Servicer of such finding, then the Parties shall negotiate in mutual good faith to correct any such deficiencies and to bring this Agreement into compliance with Applicable Law.

          Section 4.02 Realization of Receivables.

          (a) In the event that any payment due under any Receivable is not paid when the same becomes due and payable, or in the event the related Obligor fails to perform any other covenant or obligation under the Receivable and such failure continues beyond any applicable grace period, the Servicer shall take such action as (i) it would take under similar circumstances with respect to a similar motor vehicle retail installment contract or motor vehicle installment loan note held for its own account for investment, (ii) shall be consistent with Servicing Standard, and (iii) it shall determine prudently to be in the best interest of Purchaser. In connection herewith, the Servicer shall from its own funds make all necessary and proper Servicing Advances, subject to reimbursement pursuant to Section 4.04(c)(ii); provided, however, that the foregoing shall not be construed to require Servicer to undertake repossession, restoration or preservation of any Financed Vehicle, unless the Servicer shall determine (x) that such preservation, restoration and/or repossession will increase the proceeds of liquidation of the Receivable to Purchaser after reimbursement to itself for such expenses and
(y) that expenses in connection with such repossession, restoration or repossession will be recoverable either through Liquidation Proceeds or through Insurance Proceeds.

          (b) In connection with any Deficiency Balance, the Servicer in accordance with the Servicing Standards will (A)(i) pursue collection of the deficiency for a period of no more than 120 days, which may be extended an additional 60 days if, in the Servicer's reasonable judgment such extension will maximize recovery of the Deficiency Balance and then (ii) refer the related account to (x) its routinely preferred third party collector or (y) such other third party collector as approved by the Purchaser (the entity hired pursuant to clause (x) or (y), the "Collector"), which will pursue collection of such Deficiency Balance; or (B) refer the related account directly to the Collector as provided in (A)(ii) above, if, in the Servicer's reasonable judgment referral of such account to the Collector will maximize recovery of the Deficiency Balance. In the event the Servicer refers the related account to the Collector, the Servicer shall no longer remain obligated or be liable to any other party for the collection of such Receivable. The Servicer shall, in accordance with Section 5.01, remit to the Purchaser any amounts collected by it or remitted to it by the Collector (from which the Collector may net a portion of the Collector's costs, expenses and other charges not to exceed an amount equal to 40% of the recovery amount prior to deducting such costs, expenses and charges) in regards to such Deficiency Balance.

          Section 4.03 Commingling of Collections Related to the Receivables.

          (a) For so long as the Servicer's short term senior unsecured debt rating remains A-1 (by S&P) and P-1 (by Moody's) or better, the Servicer shall be permitted to commingle all Collections relating to the Receivables received in the immediately preceding Collection Period with its own corporate funds.

          (b) In the event the Servicer's short term ratings fall below A-1 (by S&P) and P-1 (by Moody's), as the case may be, the Servicer shall within five (5) calendar days of such ratings downgrade deliver all Collections in its possession relating to the Receivables to an account designated by the Purchaser. Thereafter, the Servicer shall remit to the account so designated all Collections relating to the Receivables within two (2) Business Days of receipt thereof. Amounts in such account with respect to a Collection Period shall remain on deposit therein until the related Remittance Date and the Purchaser agrees that it shall cause to be remitted to the Servicer on each Remittance Date, solely from Collections deposited in such account, amounts which the Servicer is entitled to receive or retain for itself (in respect of fees, reimbursement of expenses or advances or otherwise) in accordance with the terms of this Agreement.

          Section 4.04 Permitted Retention of Collections by the Servicer.


          (a) As compensation for its services hereunder, the Servicer shall be entitled to retain from the interest portion of Monthly Payments collected or the interest portion of Liquidation Proceeds received on the Receivables the amount of its Servicing Fee. To the extent the interest portions are insufficient to pay the full amount of the Servicing Fee in a particular month, the Servicer shall be entitled to retain the interest portions of Monthly Payments collected and Liquidation Proceeds received in subsequent months to recover the unpaid portion. The Servicing Fee shall be payable monthly. As additional servicing compensation, the Seller shall be entitled to receive all Late Fees with respect to the Receivables serviced pursuant to this Agreement and all interest accrued on any funds held by the Servicer constituting Collections of any of the Receivables.

          (b) The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except to the extent specifically provided for herein.

          (c) On each Remittance Date, the Servicer shall retain amounts that constitute Collections on the Receivables for the following purposes:

          (i) to reimburse itself out of aggregate Interest Collections for Monthly Advances of the Servicer's funds made pursuant to Section 5.03.

          (ii) to reimburse itself for unreimbursed Servicing Advances; provided that such reimbursement with respect to any Receivable shall be limited to Liquidation Proceeds, Insurance Proceeds and Deficiency Balance recoveries with respect to such Receivable.

          (iii) to reimburse itself out of aggregate Interest Collections for unpaid Servicing Fees.

          Section 4.05 Errors and Omissions Insurance. The Servicer, shall maintain, at its own expense, an errors and omissions insurance policy on all officers, employees or other persons acting in any capacity with regard to the Receivables to handle funds, money, documents and papers relating to the Receivables, which policy shall protect and insure the Servicer, against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such errors and omissions insurance policy shall also protect and insure the Servicer, against losses in connection with the release or satisfaction of a Receivables without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.05 requiring such errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Notwithstanding the foregoing, such errors and omission policy may have a deductible consistent with prudent corporate practice. Nothing in the preceding sentence shall limit any of the Servicer's indemnification obligations under this Agreement.

          Section 4.06 Remittance of HNB GAP Amounts.

          (a) The Seller shall handle all claims of Obligors in connection with HNB GAP for any Receivable. Notwithstanding any other provision of this Agreement, if Seller determines that all or some portion of the Principal Balance of a Receivable is required to be cancelled pursuant to HNB GAP in effect for such Receivable, Seller shall so notify Servicer, and Servicer shall take the appropriate steps to reduce the Principal Balance of such Receivable by the GAP Amount, and such reduction shall not be a violation of any other provision of this Agreement. On the day on which the Seller determines that all or some portion of the Principal Balance of a Receivable is required to be cancelled pursuant to HNB GAP in effect for such Receivable, the Seller shall remit to Servicer an amount equal to the GAP Amount to be applied to such Receivable and the Servicer shall hold such amount in accordance with Section 4.03, and shall remit such amount to Purchaser on such Remittance Date, or as otherwise required by Section 4.03.

          (b) The Purchaser agrees that it shall have no right to collect from any Obligor the amount of any GAP Amount determined by Seller to be applicable to any Receivable, and that Purchaser shall not, on its own or through any agent, attempt to collect any GAP Amount from any Obligor. Seller agrees that the indemnification provisions of Article X of this Agreement shall apply to any claim by any Obligor against Purchaser, or its successors or assigns, with respect to HNB GAP.

                                  ARTICLE V

                             PAYMENTS TO PURCHASER

          Section 5.01 Remittances.

          (a) On each Remittance Date, the Servicer, shall remit by wire transfer of immediately available funds to the Purchaser at the wire transfer instructions set forth on Exhibit L (or as otherwise directed by the Purchaser from time to time in writing) all amounts constituting Collections on Receivables for the related Collection Period, as determined on the related Determination Date (net of amounts retained pursuant to Sections 4.04 as of such date).

          (b) With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer, shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each charge, plus two percentage points, but in no event greater than the maximum amount permitted by Applicable Law. Such interest shall be paid by the Servicer, to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

          Section 5.02 Servicer Reports.

          (a) By no later than the First Remittance Date, the Seller shall be required to deliver to the Purchaser a copy of each monthly remittance report (collectively, the "Servicer Reports") listed in Exhibit G-1 and each Servicer Report shall be substantially in the applicable form set forth in Exhibit G-2 and be satisfactory to the Purchaser.

          (b) On each Determination Date, the Servicer shall provide to the Purchaser each of the Servicer Reports listed in Exhibit G-1 attached hereto, with respect to Collections for the preceding Collection Period, in hard copy or electronic format as mutually agreed by the Servicer and the Purchaser and each Servicer Report shall contain a certification from an Officer of the Servicer regarding the accuracy of the information contained therein.

          Section 5.03 Monthly Advances by Servicer. On each Remittance Date, the Servicer shall remit from its own funds or from amounts held for future distribution an amount equal to the interest portion of all Monthly Payments that were (i) due on the Receivables during the applicable Collection Period and that were delinquent at the close of business on the last day of the Collection Period immediately preceding such Remittance Date or (ii) not due during the applicable Collection Period because payment in the Collection Period was deferred by the Servicer (including for this purpose, any extension made in connection with a pass-a-payment coupon). Any amounts held for future distribution used in the manner provided in the preceding sentence shall be reimbursed by the Servicer on or before any future Remittance Date, if funds available on such Remittance Date shall be less than payments required to be made to the Purchaser on such Remittance Date. Notwithstanding the foregoing, the Servicer shall not be permitted to make any Monthly Advances pursuant to this Section 5.03 from amounts held for future distribution, and instead shall be required to make all Monthly Advances from its own funds, unless the Servicer shall have a long-term credit rating of at least "A" by Standard & Poor's and "A2" by Moody's. The Servicer's obligation to make such Monthly Advances as to any Receivable shall continue through the earlier to occur of
(i) the last Monthly Payment due prior to the payment in full of the Receivable or (ii) the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds) with respect to the Receivable; provided, however, that if requested by a Rating Agency in connection with a Securitization, the Servicer shall be obligated to make such Monthly Advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of the related Financed Vehicle; provided, further, however, that the obligation to pay Monthly Advances shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Receivable are non-recoverable by the Servicer from Liquidation Proceeds or otherwise from amounts allocable to interest with respect to a particular Receivable.

                                  ARTICLE VI

                         GENERAL SERVICING PROCEDURES

          Section 6.01 Satisfaction of Receivables and Release of Receivable Files.

          (a) The Servicer shall comply with Applicable Law in connection with the satisfaction of a Receivable and the release of Receivable Files. Subject to the foregoing, upon the payment in full of any Receivable, or otherwise in accordance with the Servicer's customary policies and procedures consistent with the Servicing Standard, the Servicer is authorized to execute an instrument in satisfaction of such Receivable and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and terminate the security interest in the Financed Vehicle related thereto. To the extent that insufficient payments are received on a Receivable credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds if the shortfall is in excess of $25.

          (b) If the Servicer (I) satisfies or releases the Collateral securing a Receivable without first having either (x) obtained voluntary payment in full (or within $25 of payment in full) of the indebtedness secured by the Collateral or (y) repossessed and liquidated such Collateral, or
(II)(x) otherwise prejudices any rights the Purchaser may have under the Collateral securing a Receivable (in addition to the rights of the Purchaser in connection therewith set forth in Section 4.01(g))or (y) extends or otherwise amends the terms of the Receivable (including any change of the Contract Rate applicable to any Receivable or the Principal Balance or the total number of originally scheduled due dates of any Receivable), except as provided in Sections 4.01(b) and 4.01(e), upon written demand of the Purchaser, the Servicer, shall repurchase the related Receivable at the Receivable Repurchase Price and remit such amount to the Purchaser on the next Remittance Date.

          Section 6.02 Annual Statement as to Compliance. The Servicer shall deliver to the Purchaser on or before March 15 each year, beginning March 15, 2005, an Officer's Certificate (the "Servicer Annual Certification") in substantially the form of Exhibit J.

          Section 6.03 Annual Independent Certified Public Accountants' Report. On or before March 15 of each year beginning March 15, 2005, the Servicer, at its expense, shall cause a firm of independent certified public accountants that is a member of the American Institute of Certified Public Accountants to furnish a report to the Purchaser (and consent of such firm for inclusion of such report in any filings with the Securities and Exchange Commission in connection with a Securitization) to the effect that such firm has examined the documents or records of the Servicer relating to the Receivables and that such examination (a) was made in accordance with generally accepted auditing standards and (b) included tests relating to retail motor vehicle loan and installment sale contracts serviced for others and that such firm is of the opinion that the provisions of this Agreement have been complied with during the preceding calendar year (or, with respect to the first report, the period from the Closing Date to December 31st of such year), and that, on the basis of such examination, nothing has come to their attention that would indicate that such servicing has not been conducted in compliance therewith during such calendar year or other period, except for (x) such exceptions as such firm shall believe to be immaterial and (y) such other exceptions as shall be set forth in such statement.

          Section 6.04 Right to Examine Servicer Records. The Purchaser, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Receivables, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its expenses associated with such examination.

          Section 6.05 Computer Systems; System Backup File.

          (a) The Servicer shall maintain its computer systems, in accordance with its customary standards, policies and procedures, so that, from and after the time of conveyance hereunder of the Receivables to the Purchaser, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser through a unique identification code that is reflected on the records of the Servicer and set forth in Exhibits A and B as being owned by the Purchaser and through marking of the Receivable pursuant to Section 2.06(h). The unique identification code which Servicer shall use is "GL Type Code 306". Servicer shall have the right to change such code upon written notice to Purchaser, provided that such new code is a unique identification code. Indication of the Purchaser's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems or from the contract itself when, and only when, the Receivable shall have been paid in full (or within $25 thereof), transferred to a successor or assign of Purchaser (in which case the Servicer shall cause its records to indicate the interest and ownership of such successor or assign), or repurchased by the Seller or purchased by the Servicer in accordance with the terms of this Agreement.

          (b) Within forty-five (45) days after the Closing Date, the Servicer shall provide to the Purchaser a copy (on a medium mutually agreed upon between the Seller and the Purchaser) of a complete image from the Servicer's imaging system of each item in a Receivable File for each Receivable. The Servicer shall at all times maintain a complete system backup file with respect to the Receivables and shall, by no later than each Determination Date, deliver to the Purchaser a copy of (i) the loan file tape (determined by the data dictionary, in the form of Exhibit B attached hereto, as may hereafter be modified by mutual agreement of the Seller and the Purchaser) and
(ii) the extracts from other applicable servicing systems of the Servicer's.

                                 ARTICLE VII

                       SELLER AND SERVICER TO COOPERATE

          Section 7.01 Provision of Information.

          (a) The Servicer shall furnish to the Purchaser such periodic, special, or other reports or information, and copies or originals of any other documents contained in the Receivable File for each Receivable provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency shall be provided at the Purchaser's expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

          (b) The Seller and the Servicer shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes, and to carry out the terms, of this Agreement.

          Section 7.02 Financial Statements; Servicing Facility. The Servicer shall make available to the Purchaser and any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer, and to permit the Purchaser and any prospective Purchaser to inspect the Servicer's servicing facilities for the purpose of satisfying the Purchaser and such prospective Purchaser that the Servicer has the ability to service the Receivables as provided in this Agreement.

                                 ARTICLE VIII

                                 THE SERVICER

          Section 8.01 Liability of Seller and Servicer. The Seller and the Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Seller and the Servicer herein.

          Section 8.02 Merger or Consolidation of the Servicer. The Servicer shall preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Receivables and to perform its duties under this Agreement.

          Any Person into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of either Party, anything herein to the contrary notwithstanding; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01(a) shall have been breached (for purposes hereof, the representations and warranties set forth in Sections 3.01(a)(i) through (ix) shall speak as of the date of consummation of such transaction) and no event that, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Purchaser an Officer's Certificate and Opinion of Counsel each stating that such consolidation, merger or succession and any such related agreements comply with this Section 8.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iii) the Servicer shall have delivered to the Purchaser an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Purchaser and its successors and assigns in the

Receivables or (B) no such action shall be necessary to preserve and protect such interest. Furthermore, in the event the Servicer transfers or otherwise disposes of all or substantially all of its assets to an Affiliate of the Servicer, such Affiliate shall satisfy the condition described in the preceding sentence and shall also be fully liable to the Purchaser for all of the Servicer's obligations and liabilities hereunder.

Section 8.03 Limitation on Liability of Seller, Servicer and Others. Neither the Seller or the Servicer, nor any of the directors, officers, employees or agents of the Seller or the Servicer, shall be under any liability to the Purchaser or any other Person for taking any action or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this Section 8.03 shall not protect the Seller or the Servicer or any such Person against any breach of warranties or representations made herein or as to the Servicer, the failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any other liability which would otherwise be imposed under this Agreement. The Seller and the Servicer, and any director, officer, employee or agent of the Seller or the Servicer, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder; provided further, however, that in no event shall Seller or Servicer be liable to Purchaser or any other Person for any consequential, exemplary or punitive damages, except to the extent awarded to a third party with respect to any matters indemnified under Section 10.01.

          Section 8.04 Limitation on Resignation and Assignment by Servicer.

          (a) The Purchaser has entered into this Agreement with the Servicer, and subsequent permitted purchasers or transferees pursuant to any Securitizations or Whole Loan Transfers will purchase the Receivables, in reliance upon the representations as to the adequacy of Servicer's servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign this Agreement or its the servicing or custodial obligations hereunder, nor delegate its rights or duties hereunder or any portion hereof.

          (b) The Servicer shall not resign from the obligations and duties hereby imposed on it, except by mutual consent of the Servicer and the Purchaser or upon the determination that its duties hereunder are no longer permissible under Applicable Law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 13.01, unless the Servicer is prohibited by Applicable Law from serving as Servicer, in which instance the Purchaser shall immediately designate a successor Servicer. Notwithstanding the foregoing, the Servicer may also resign in connection with a Whole Loan Transfer to a banking institution that HNB reasonably considers to be a competitor in the indirect auto business; provided, however, that (w) HNB shall have found a successor Servicer reasonably acceptable to the Purchaser, (x) the Servicing Fee to be paid to the successor Servicer shall be no greater than the Servicing Fee provided for under this Agreement, (y) the successor Servicer shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 13.01 within no more than one-hundred and twenty (120) days of such Whole Loan Transfer and (z) the Servicer shall pay all expenses associated with such transfer to a successor Servicer.

                                  ARTICLE IX

                     SECURITIZATION OR WHOLE LOAN TRANSFER

          Section 9.01 Effect of Securitization or Whole Loan Transfer.

          (a) The Purchaser and the Bank agree that with respect to some or all of the Receivables, the Purchaser, at its sole option, shall effect one or more Securitizations or Whole Loan Transfers, retaining the Bank as the servicer thereof or subservicer if a master servicer is employed; provided, however, that the Purchaser shall not be permitted to make more than three (3) transfers. From and after the Reconstitution Date, the Receivables transferred shall remain covered by this Agreement, insofar as the Servicer shall continue to service such Receivables on behalf of the transferee in accordance with the terms and provisions of this Agreement, but this Agreement shall be terminated as to such Receivables if the Bank enters into another servicing agreement covering such Receivables to the extent agreed by the Purchaser and the Bank at the time of such Securitization or Whole Loan Transfer. Each transferee of the Receivables shall be permitted to make one (1) Whole Loan Transfer in respect of the Receivables held by it; provided, however, that in connection with such Whole Loan Transfer, the Servicer shall have the right to resign in accordance with Section 8.04(b); and provided, further, that in the event the transferee transfers Receivables to more than one successor transferee, the Servicer may resign without regard to the requirements set forth in Section 8.04(b).

          (b) The Bank shall use its reasonable best efforts to assist the Purchaser and any prospective purchasers from the Purchaser and trustees or other similar entities in connection with each Whole Loan Transfer or Securitization, including, without limitation:

          (i) making representations and warranties as of the closing date of each Whole Loan Transfer or Securitization as set forth in Schedule 9.01(b) and restating for the benefit of the applicable trustee, as of the closing date of a Securitization (or as of such other date as provided in the applicable representation or warranty), such of the representations and warranties that are set forth in Section 3.01(b) as are required by any Rating Agency rating the Securitization in order for the senior classes thereof to receive a "AAA" or equivalent rating as certified in writing to the Bank by the managing underwriter for such securitization; provided that in no event will the Bank be required to restate any of the representations and warranties set forth in Exhibit 9.01(b)(i) hereto;

          (ii) negotiating in good faith and executing any seller/servicer agreements, as servicer, required by the purchaser of the Receivables, the trustee or similar entity to effectuate the foregoing, including, without limitation, setting forth the representations and warranties referred to in clause (i) above and the remedies for the breach of the same by the Servicer (it being understood that any such agreement will be, as to terms relating to the servicing of the Receivables and the remedies for any such breach, on substantially similar terms and conditions to those of this Agreement); provided that the Bank shall be compensated with a servicing fee that is no less than as provided in this Agreement;

          (iii) providing to the Purchaser (A) a statement containing certain information relating to the Bank, including, but not limited to, its origination and servicing practices and procedures, in a form similar to that set forth in Exhibit M, updated as necessary to reflect any changes in the current circumstances of the Bank and (B) information relating to the Receivables, including, but not limited to, historical loss and delinquency data, as set forth in Exhibit N, it being understood that the information provided pursuant to subclause (A) and (B) of this clause
     (iii) shall be provided to prospective investors in a public offering document or private placement memorandum, and shall provide to the Purchaser upon request, prior to any Securitization or Whole Loan Transfer, updated quarterly static pool data covering losses, recoveries and defaults, which information the Purchaser shall be permitted to deliver to any potential purchaser of securities rated less than BBB- in connection with a Securitization or any potential purchaser in a Whole Loan Transfer; provided, however, that in the case of any such Securitization the delivery of such information to a potential purchaser of securities rated below "BBB-" by S&P or "BBB-" by Fitch or "Baa3" by Moody's is conditional upon the Bank's receiving reasonable assurance from the Purchaser and any such potential purchaser that neither such potential purchaser nor any person "controlled" by such potential purchaser within the meaning of the Securities Act is purchasing securities that have been registered under the Securities Act in connection with such Securitization (unless such potential purchaser has within it separate investment units for public and non-public investments, and provides such assurances as shall be reasonably requested by the Bank and the Purchaser that such information will not be used in any respect in investing in the registered securities) and on the Bank's receiving from the Purchaser and any such potential purchaser any additional assurances that the Bank may reasonably consider necessary to ensure that it is protected from potential liability under the Securities Act arising from the concurrence of the delivery of such information and the distribution of registered securities pursuant to the Securitization. The Bank shall represent and warrant that, when delivered and as of the closing date of the related transfer, all of such information shall not contain any untrue statement of a material fact and will not omit to state any material fact necessary to make the statements and information therein, in light of the circumstances under which they were made, not misleading;

          (iv) cooperating with the Purchaser and the trustee or similar entity, at the expense of the Purchaser or such other trustee or entity, to satisfy, in connection with any Securitization, the applicable entity's reporting obligations under the Exchange Act and Applicable Law, including any certification necessary to comply in form and substance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder;

          (v) delivering opinions of counsel on the Bank and the transfer of the Receivables by the Bank to the Purchaser in form and substance acceptable to the Purchaser; provided, that any out-of-pocket, third party expenses incurred by the Bank in connection with the foregoing shall be paid by the Purchaser;

          (vi) providing as applicable, at the expense of the Purchaser:

               (I) any and all information and appropriate verification of information which may be reasonably available to the Bank, whether through letters of its auditors and counsel or otherwise, in each case as the Purchaser shall reasonably request, including but not limited to the agreed upon procedures letter of Ernst & Young LLP, pertaining to information provided by the Bank as set forth in clause (iii) above, covering such matters as shall in the judgment of the Purchaser be customary or reasonably necessary for completion of the applicable transfer;

               (II) (x) an Officer's Certificate executed by a senior officer of the Bank, responsible for the servicing of the Receivables; and (y) such additional statements, certificates or other similar documents of the Bank or reports from the Bank's accountants in connection with a Securitization and in substance as required by Applicable Law; and

               (III) access for rating agencies, credit enhancers or investors reasonable to each Bank representative with responsibility, knowledge or experience with respect to the Bank's origination of the Receivables and/or servicing of the Receivables, upon reasonable prior notice and during regular business hours, for the purpose of answering questions about the origination of the Receivables and the servicing of the Receivables.

          (vii) providing the Purchaser and the managing underwriter for such Securitization a letter substantially in the form attached hereto as Exhibit O identifying the Seller indemnities that appear in the related Prospectus.

                                  ARTICLE X

                        INDEMNIFICATION & CONTRIBUTION

Section 10.01 Indemnification by the Bank. The Bank shall indemnify and hold harmless the Purchaser from and against: (i) any and all claims, losses and liabilities, reasonable and necessary legal fees and related costs, judgments and any other costs, fees or expenses that the Purchaser may sustain in any way related to claims of third parties related to (A) the failure of the Bank to perform its obligations as seller under the terms of this Agreement, (B) the breach of any representation or warranty, covenant or other agreement of the Bank set forth in this Agreement, (C) the use, ownership or operation by the Bank or any Affiliate thereof of a Financed Vehicle or (D) claims or disputes of Obligors with respect to HNB GAP; (ii) any taxes that may at any time be asserted against any the Purchaser with respect to, and as of the date of, the conveyance of the Conveyed Assets to the Purchaser, including any sales, gross receipts, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to the ownership of the Conveyed Assets or federal or state income taxes arising out of the transactions contemplated by this Agreement); and (iii) any and all claims, losses and liabilities, reasonable and necessary legal fees and related costs, judgments and any other costs, fees or expenses that the Purchaser may sustain in any way related to the failure of the Bank to perform its obligations as servicer under the terms of this Agreement and Applicable Law. The provisions of this Section 10.01 shall not be construed to limit any other rights or remedies that the Purchaser may otherwise have under this Agreement.

          Section 10.02 Securities Act Indemnification Provisions.

          (a) The Bank shall indemnify and hold harmless the Purchaser, its officers and directors and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may be subject under the Securities Act in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or Collateral Materials or arise from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement, alleged untrue statement, omission or alleged omission arises out of or is based upon any Seller Information. The Bank agrees in each case to reimburse, promptly upon demand, the Purchaser and each such officer, director and controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending or preparing to defend against any such loss, claim, damage or liability as such expenses are incurred, subject to the other provisions of this Section 10.02 and Section 10.03. The indemnities set forth in this Section 10.02(a) will be in addition to any other liability the Bank may otherwise have.

          (b) The Purchaser shall indemnify and hold harmless the Bank and its respective officers and directors and each person, if any, who controls the Bank within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or the Exchange Act, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or Collateral Materials or arise from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is based upon Seller Information. The Purchaser agrees in each case to reimburse, promptly upon demand, the Bank and each such officer, director and controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending or preparing to defend against any such loss, claim, damage or liability as such expenses are incurred, subject to the other provisions of this Section 10.02 and Section 10.03. The indemnities set forth in this Section 10.02(b) will be in addition to any other liability the Purchaser may otherwise have.

          Section 10.03 Defense of Claims. Promptly after receipt by any indemnified party under Section 10.01 or 10.02 of notice of any claim or the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under Section 10.01 or 10.02 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Agreement. Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnifying party and such indemnified party and counsel retained by the indemnifying party cannot adequately represent both the indemnifying party and such indemnified party in light of the claims and defenses that each intends to raise; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable time after the commencement of the action. In the case of (ii) or (iii) above, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party. Notwithstanding the foregoing sentence, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with no more than one local counsel, if necessary) at any time for all such indemnified parties, which firm shall be designated in writing by the indemnified parties. An indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought under Section 10.02 by such indemnified party, unless such settlement (x) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (y) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. In addition, an indemnifying party shall not be liable under Section10.02 for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability covered by the applicable indemnities set forth in Section 10.02 by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel in accordance with this Section 10.03, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 120 days after receipt by the indemnifying party of the aforesaid request, (ii) such request is accompanied by documentation reasonably adequate to provide verification of the work done by counsel for which such fees and expenses are charged, including narrative time entries, and (iii) the indemnifying party shall not have reimbursed the indemnified party for undisputed fees and expenses in accordance with such request prior to the date of such settlement.

          Section 10.04 Contribution. To the extent the indemnification provided for in Section 10.02 is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages or liabilities that are subject to such provisions, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Bank on one hand and the Purchaser on the other hand from the sale of Receivables by the Bank and the resale of such Receivables in connection with a Securitization or a Whole-Loan Sale and (ii) if the allocation provided for in clause (i) is not permitted under Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also to reflect the relative fault of the indemnifying party on the one hand, and of the indemnified party on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Purchaser on the one hand and the Bank on the other shall be deemed to be in the same proportion as total net proceeds of the offering of securities in a Securitization or of a Whole-Loan Sale received by the Purchaser (in each case before deducting expenses, discounts and commissions, but net of the Purchase Price) bear to the total net proceeds received by the Bank with respect to the sale of Receivables. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the indemnifying party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Bank and the Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the first sentence of this paragraph shall be deemed to include, subject to the limitations set forth otherwise in Section 10.03, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding any other provision of this Agreement, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not also guilty of such fraudulent misrepresentation.

                                  ARTICLE XI

                                    DEFAULT

          Section 11.01 Events of Default.

          (a) Each of the following shall constitute an Event of Default on the part of the Bank:

          (i) any failure by the Bank to remit to the Purchaser (x) any payment to be made on a Remittance Date that continues unremedied for a period of one (1) Business Day after the date upon which such payment was due or (y) any payment required to be made under the terms of this Agreement (other than any payment to be made on a Remittance Date) that continues unremedied for a period of three (3) Business Days after the date upon which such payment was due; or

          (ii) failure by the Bank duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Bank set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Bank, by the Purchaser; or

          (iii) failure by the Servicer to maintain its license to do business in any jurisdiction where the Servicer is required to be licensed in connection with the servicing of the Receivables or the performance of its other obligations under this Agreement; or

          (iv) any change in the business, assets, operations, prospects or condition, financial or otherwise, of the Bank that has a material adverse effect on the ability of the Bank to perform any of its obligations under this Agreement; or

          (v) the long-term unsecured debt rating of the Bank is withdrawn or reduced to "Baa2" by Moody's, "BBB" by Standard & Poor's or "BBB" by Fitch; or

          (vi) the Bank shall default in the payment of indebtedness for any borrowed monies (after giving effect to all applicable cure periods in any agreement governing such indebtedness) in an amount in excess of $10,000,000; or

          (vii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such degree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

          (viii) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to either the Servicer or of or relating to all or substantially all of its property; or

          (ix) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

          (x) the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities or custodial responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04; or

          (xi) the indictment of Servicer, any director or employee thereof, any Affiliate or any director or employee thereof for criminal activity related to the origination or servicing activities of the Servicer, in each case, where such indictment materially and adversely affects the ability of the Servicer, as applicable, to perform its obligations under this Agreement subject to the condition that such indictment is not dismissed within ninety (90) days; or

          (xii) for any Determination Date on or after the Determination Date occurring in April, 2004, the Cumulative Net Loss Ratio exceeds the percentage set forth opposite such Determination Date on Schedule 1 hereto; or

          (xiii) for any Determination Date, as of the last day of the related Collection Period, the Pool Delinquency Percentage exceeds 2.50%; or

           (xiv) for any Determination Date, the Six Month Annualized Net Loss Ratio occurring in the time periods set forth opposite such Determination Date on Schedule 1 hereto, exceed the corresponding percentages.

          (b) The Bank shall deliver to the Purchaser, promptly after having obtained knowledge thereof, but in no event later than three (3) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 11.01(a).

          (c) In each case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have for damages or equitable relief, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Seller and the Servicer, may (i) terminate the Bank as Servicer under this Agreement and the servicing of the Receivables and the proceeds thereof, including the Servicer's custodial responsibilities hereunder; (ii) give notice to each Obligor of the sale of the related Receivable to the Purchaser and that such Obligor shall, effective as of the date of such notice, remit all Monthly Payments to an account specified by the Purchaser or (iii) require the Servicer to deliver within five (5) Business Days all Receivable Files to an entity designated by the Purchaser. Notwithstanding the foregoing, in connection with an Event of Default as set forth in clauses (xii), (xiii) and (xiv), the Purchaser may only exercise the rights described in clauses (i) through (iii) of this clause
(c) and shall not have any other rights at law or in equity to damages or other relief in connection with an Event of Default as set forth in clauses
(xii), (xiii) and (xiv).

          (d) Upon receipt by the Servicer of such written notice pursuant to clause (c)(i) above, all authority and power of the Servicer under this Agreement, whether with respect to the Receivables or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Servicer shall prepare, execute and deliver to the successor servicer designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Receivable Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Receivable Files, at the Servicer's sole expense. The Servicer shall cooperate with the Purchaser and such successor servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be held by the Servicer with respect to the Receivables or thereafter received with respect to the Receivables.

          (e) The Servicer shall not be required to repurchase a Receivable pursuant to Section 4.01(g) or to indemnify the Purchaser pursuant to Section
10.01 in connection with (x) a Receivable being deemed to be unenforceable in a jurisdiction or (y) the impairment of receipt by the Purchaser of Collections on a Receivable if either (x) or (y) above occurs as a result of the Purchaser's failure to obtain any license or consent necessary in connection with its ownership of the Receivables. Any delinquencies, repossessions or losses on the Receivables caused by the failure of the Purchaser to have any such license or consent shall not be considered in determining any Event of Default under clause (xii), (xiii) or
(xiv) of Section 11.01(a) above. In addition, the Servicer shall not be required to repurchase a Receivable pursuant to Section 4.01(g) or to indemnify the Purchaser pursuant to Section 10.01 in connection with (A) the impairment of the Servicer's ability to collect amounts due on the Receivables or (B) a negative effect on servicing performance, if either (A) or (B) above occurs as a result of the inability of the Servicer to pursue litigation due to the restrictions set forth in Section 4.01(c).

          Section 11.02 Waiver of Event of Defaults. By a written notice, the Purchaser may waive any Event of Default by the Seller or Servicer in the performance of their respective obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding the foregoing, if any Event of Default that has occurred is continuing, unless and until the Purchaser shall waive such Event of Default by written notice, the Purchaser may by notice in writing to the Servicer in the manner provided in Section 11.01(c), terminate the rights of the Servicer under this Agreement and in and to the servicing and the custody of the Receivables and the proceeds thereof at any time thereafter.

                                 ARTICLE XII

                                  TERMINATION

          Section 12.01 Termination. This Agreement shall terminate upon the earlier of (i) the later to occur of (A) the final payment or other liquidation (or any advance with respect thereto) of the last maturing Receivable and (B) the disposition of any Financed Vehicle with respect to the last Receivable and the remittance of all funds due hereunder, (ii) the mutual consent of the Servicer and the Purchaser in writing and (iii) with respect to Receivables which, after the applicable Reconstitution Date, are covered by another servicing agreement as provided in Section 9.01(a), the effective date of such servicing agreement. The representations and warranties made by the Bank in Section 3.01(a), the representations and warranties made by the Seller in Section 3.01(b), the obligation of the Seller to repurchase Receivables pursuant to Section 3.02, the obligation of the Servicer to repurchase the Receivables pursuant to Section 4.01(g), the indemnification obligations of the Bank under Section 10.01, and the provisions of Section 10.02, 10.03 and
10.04 shall survive the termination of this Agreement.

                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS

          Section 13.01 Successor to Servicer.

          (a) Prior to termination of any of the Servicer's responsibilities and duties under this Agreement pursuant to Section 8.04, 11.01(c) or 12.01, the Purchaser shall (i) succeed to and assume all of the Seller's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor satisfying the conditions set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement, including as servicer and custodian, prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Receivables as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor and shall continue to receive the Servicing Fee and any other amounts payable to the Servicer hereunder through but not including the day on which a successor Servicer is appointed. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 13.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 3.01(a) and the remedies available to the Purchaser under Sections 4.01(g) and 6.01, it being understood and agreed that the provisions of such Sections 3.01(a), 4.01(g) and 6.01 shall be applicable to the Servicer notwithstanding any such termination of the Servicer, or the termination of this Agreement.

          (b) Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01(a), except for the portion of Section 3.01(a)(ix) relating to the sale of the Conveyed Assets and all of Sections 3.01(a)(xi) through (xiv), whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination of the Servicer or termination of this Agreement pursuant to Section 8.04, 11.01 or 12.01 shall not affect any claims that any Purchaser may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination.

          (c) The Servicer shall deliver promptly to the successor servicer all Collections held by it in respect of the Receivables and all Receivable Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

          (d) Any successor servicer shall be required to remit to the Purchaser all collections received with respect to the Receivables on a daily basis unless otherwise agreed to by the Purchaser.

          Section 13.02 Amendment. This Agreement may only be amended from time to time by written agreement signed by the Servicer and the Purchaser.

          Section 13.03 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          (a) In connection with any suit, claim, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby,
(i) each of the Bank and the Purchaser hereby consents to the in personam jurisdiction of any court of the State of New York or any U.S. federal court located in the Borough of Manhattan in the State of New York; (ii) each of the Bank and the Purchaser agrees that service by prepaid certified or registered mail, or any other form equivalent thereto (or, in the alternative, by any other means sufficient under applicable law, rules and regulations) at the addresses set forth in Section 13.05 shall be valid and sufficient for all purposes; and (iii) each the Bank and the Purchaser agrees to, and irrevocably waives any objection based on forum non conveniens or venue not to, appear in such state or U.S. federal court located in the Borough of Manhattan.

          (b) EACH OF THE BANK AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE BANK OR THE PURCHASER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER TO ENTER INTO THIS AGREEMENT.

          Section 13.04 Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

          Section 13.05 Notices.

          (a) Any notice pursuant to this Agreement shall be in writing signed by or on behalf of the Party giving it and may be served by sending it by confirmed facsimile, personal delivery or overnight courier to the address of the addressee set forth below (or to such other address as the addressee shall have specified to such Party by not less than fifteen (15) days prior notice given in accordance with this Section 13.05). Notice given is deemed for purposes of this Agreement:

          (i) in the case of a facsimile transmission, on the day a confirmation of receipt is confirmed, or, if such day is not a Business Day, on the first Business Day thereafter; and

          (ii) in the case of personal delivery or delivery by overnight courier, on the day of delivery at the address of the addressee or, if such day is not a Business Day, on the first Business Day thereafter.

          (b) The details for notices are:

          (i) if to Purchaser:

                 Morgan Stanley Asset Funding, Inc.
                 1585 Broadway
                 New York, New York 10036
                 Attention: Jack Kattan
                 Tel.:  (212) 761-1850
                 Fax.: (212) 761-0782

               with a copy to:

                 Morgan Stanley Asset Funding, Inc.
                 1585 Broadway
                 New York, New York 10036
                 Attention: Michelle Wilke
                 Tel.:  (212) 762-5990
                 Fax.: (212) 762-9224

          (ii) if to the Seller or Servicer:

                 The Huntington National Bank
                 Huntington Center
                 41 South High Street - HC0716
                 Columbus, OH  43287
                 Attention:  Timothy R. Barber
                 Tel.:  (614) 480-3547
                 Fax.:  (614) 480-4205

               with a copy to:

                 The Huntington National Bank
                 Huntington Center
                 41 South High Street
                 Columbus, OH 43287
                 Attention:  Daniel W. Morton, Esq.
                 Tel:  (614) 480-5760
                 Fax:  (614) 480-5404
                 E-mail:  Dan.Morton@huntington.com

               with a copy to:

                 Anthony R.G. Nolan, Esq.

                 Shearman & Sterling LLP
                 599 Lexington Avenue
                 New York, New York 10022
                 Tel:  (212) 848-8942
                 Fax: (646) 848-8942
                 E-mail: anolan@shearman.com

          Section 13.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held unenforceable or invalid in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement in such jurisdiction to the extent of such unenforceability or invalidity, and such unenforceability or invalidity shall in no way affect the validity or enforceability of the other provisions of this Agreement or of such provisions in any other jurisdiction.

          Section 13.07 Entire Agreement. This Agreement and the Purchase Price and Terms Letter constitute the entire agreement between the Parties relating to the transactions contemplated herein and supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

          Section 13.08 Relationship of Parties. Nothing contained herein shall be deemed or construed to create a partnership or joint venture between the Purchaser and the Seller or Servicer.

          Section 13.09 Counterparts. This Agreement may be executed in one or more counterparts and by each Party on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Transmission by facsimile of an executed counterpart hereof shall be deemed to constitute due and sufficient delivery of such counterpart.

          Section 13.10 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon, and shall be enforceable by, the Seller, the Servicer and the Purchaser and their permitted successors and assigns, including without limitation, any trustee or similar party appointed by the Purchaser or any one or more of its Affiliates with respect to any Whole Loan Transfer or Securitization. Neither the Seller nor the Servicer may assign all or any portion of their respective rights or obligations under this Agreement without the prior written consent of the Purchaser. Any such purported assignment without such consent shall be null and void.

          Section 13.11 Assignment by Purchaser. The Purchaser shall have the right, without the consent of the Seller or the Servicer, and consistent with
Section 9.01(a), to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Receivables, and designate any Person to exercise any rights of the Purchaser hereunder, by executing one or more Assignment, Assumption and Recognition Agreements substantially in the form of Exhibit K hereto and each assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Receivables. All references to the Purchaser in this Agreement shall be deemed to include such assignees and designees.

          Section 13.12 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Servicer, any right, remedy, power or privilege hereunder, will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          Section 13.13 Further Assurances. The Seller, the Servicer and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested to more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          Section 13.14 Effect of Headings; Cross-References. The article, section and subsection headings herein and the table of contents of this Agreement are for convenience only and shall not affect the construction of this Agreement. References in this Agreement to article, section and subsection numbers are to such article, section and subsection numbers of this Agreement.

          Section 13.15 No Petition Covenant. Each of the Seller, the Servicer and the Purchaser, by entering into this Agreement, covenants that it shall not, prior to the date that is one year and one day after the payment in full of all securities issued in connection with any Securitization, acquiesce, petition or otherwise invoke or cause the issuer of such securities or trustee or other similar entity for such securities to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against such issuer or trustee or other entity under any bankruptcy, insolvency or similar law, or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such issuer or trustee or other entity or any substantial part of its properties, or ordering the winding up or liquidation of the affairs of such issuer, trustee or other entity. This Section 13.15 shall survive the termination of this Agreement.

          IN WITNESS WHEREOF, the Seller, Servicer and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the day and year first above written.


                                     MORGAN STANLEY ASSET FUNDING, INC.,
                                     as Purchaser



                                     By:  /s/ J. Douglas Van Ness
                                         ---------------------------
                                         Name:  J. Douglas Van Ness
                                         Title:  Vice President MSAF



                                     THE HUNTINGTON NATIONAL BANK, as
                                     Seller and as Servicer



                                     By:  /s/ Timothy R. Barber
                                          -----------------------------
                                         Name:  Timothy R. Barber
                                         Title:  Senior Vice President

                                   EXHIBIT A

                              RECEIVABLE SCHEDULE

                 (On file with Sidley Austin Brown & Wood LLP)

                                   EXHIBIT B

                                DATA DICTIONARY

                 (On file with Sidley Austin Brown & Wood LLP)

                                   EXHIBIT C

                         LOCATION OF RECEIVABLE FILES

The location of the Receivable Files shall be:

     The Huntington National Bank
     7450 Huntington Park Drive
     Columbus, OH  43235

                                   EXHIBIT D

                              FORM OF ASSIGNMENT

     For valued received, in accordance with the Purchase and Servicing Agreement, dated as of February 29, 2004 (the "Purchase and Servicing Agreement"), between Morgan Stanley Asset Funding, Inc., as the purchaser (the "Purchaser"), and the undersigned, as the seller and servicer (the "Seller"), the undersigned does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of the Purchase and Servicing Agreement, and the Purchaser hereby purchases, all the right, title and interest of the undersigned in, to and under each of the Receivables (the "Conveyed Assets"), including:

          (i) all interest, principal, and any other amounts received by the Seller on or with respect to each of the Receivables after the Cut-Off Date;

          (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any other interest of the Seller in the Financed Vehicles;

          (iii) all other security interests or other property interests created by or constituting each Receivable and on any property that shall have secured the Receivable and that shall have been acquired by or on behalf of the Seller;

          (iv) all of the Seller's rights with respect to each Receivable and the documentation relating to the Receivables, including, without limitation, all rights under the VSI Policy with respect to such Receivable and the contents of each Receivable File, including, without limitation, all of the Seller's enforcement and other rights under the UCC and other Applicable Law;

          (v) rebates of premiums on insurance policies and all other items financed as part of the Receivables in effect as of the Cut-Off Date, including but not limited to, service warranties; and

          (vi) all Servicing Rights with respect to, and all proceeds of and rights to enforce, any of the foregoing, including, without limitation, any Insurance Proceeds and Liquidation Proceeds.

          The foregoing conveyance does not constitute and is not intended to result in any assumption by the Purchaser of any obligation (other than the obligations set forth in the Purchase and Servicing Agreement) of the undersigned to the Dealers, the Obligors, the insurers or any other Person in connection with the Receivables, the Receivable Files or the other Conveyed Assets or any agreement, instrument or other document relating thereto.

          This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase and Servicing Agreement and is to be governed by the Purchase and Servicing Agreement.

          Capitalized terms used hereon and not otherwise defined herein shall have the meanings assigned to them pursuant to the Purchase and Servicing Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this assignment to be duly executed as of the date and year first above written.

                                      THE HUNTINGTON NATIONAL
                                      BANK, as Seller


                                      By: ______________________________
                                      Name:
                                      Title:

                                   EXHIBIT E

              FORM OF SELLER'S CLOSING DATE OFFICER'S CERTIFICATE

          I, ______________________, hereby certify that I am a duly elected [Vice President] of The Huntington National Bank, a national banking association organized under the laws of the United States of America (the "Seller") and further as follows:

          1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the Articles of Association of the Seller which is in full force and effect on the date hereof.

          2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the By-laws of the Seller which are in effect on the date hereof.

          3. Attached hereto as Exhibit 3 is a Certificate of the Officer of the Comptroller of the Currency stating that the Seller is in good standing.

          4. The execution and delivery by the Seller of the Purchase and Servicing Agreement, dated as of February 29, 2004 (the "Purchase and Servicing Agreement"), between the Seller and Morgan Stanley Asset Funding, Inc., as the purchaser (the "Purchaser") and the Purchase Price and Terms Letter, dated as of March 8, 2004 (the "Purchase Price and Terms Letter" and, together with the Purchase and Servicing Agreement, the "Agreements"), between the Seller and the Purchaser, are in the ordinary course of business of the Seller.

          5. Attached hereto as Exhibit 4 is a true and correct copy of the resolutions of the Board of Directors of the Seller that approves the Seller's entering into the Purchase and Servicing Agreement and the transactions contemplated thereby.

          6. Each person who, as an officer or representative of the Seller, signed (a) the Purchase and Servicing Agreement, or (b) any other document delivered prior hereto or on the date hereof in connection with any transaction described in the Agreements was, at the respective times of such signing and delivery a duly elected or appointed, qualified and acting officer or representative of the Seller, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

          7. No proceedings for dissolution, merger, consolidation, liquidation, conservatorship or receivership of the Seller or for the sale of all or substantially all of its assets is pending, or to my knowledge threatened, and no such proceeding is contemplated by the Seller.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.


Dated:____________________                     By:________________________

                                               Title: [Vice President]





          I, __________________ the [Assistant] Secretary of The Huntington National Bank, hereby certify that _______________________ is a duly elected and acting [Vice President] of the Seller and that the signature appearing above is his genuine signature.



          IN WITNESS WHEREOF, I have hereunto signed my name.


Dated:____________________                     By:________________________

                                               Title: [Assistant] Secretary

                                   EXHIBIT F

        FORM OF RETAIL MOTOR VEHICLE LOAN AND INSTALLMENT SALE CONTRACT

                (On file with Sidley Austin Brown & Wood LLP)

                                  EXHIBIT G-1

                           LIST OF SERVICER REPORTS

     1. Monthly Flat File: Electronic file of data elements as specified in Purchaser's Data Dictionary (which shall be attached as Exhibit B to the Purchase and Servicing Agreement.

     2. Monthly Outstanding Roll-Forward Report/Servicer's Certificate: A summary of the changes in the portfolio balance for the previous month. This report provides a summary of the categories (and dollar values of each) which impacted the portfolio's principal for the previous month. This includes principal payments, payoff payments, charged-off amounts, repossession proceeds, other charges and any non-cash items.

     3. Monthly Account Activity Report: A loan level detail of the activity and monetary transactions that impacted each account in the portfolio. This report provides detail by account with regards to the amount of principal and interest collected, account status code (bankrupt or repossession), unpaid principal balance, and totals for interest and principal due to investor. Status accounts are also summarized by numbers and totals.

     4. Monthly Loss Trend Analysis: Provides delinquency and loss total information for a given period of time summarized on monthly intervals.

     5. Monthly Servicing Standards Compliance Report: Comparison of actual monthly performance levels achieved to those specified in the Performance Standards.

     6. Repossession/Loss Report: Provides account level detail on each repossession, charge-offs, cram-down, GAP claim or settlement that was processed the previous month. Includes total repossession expenses, sale proceeds, deficiency balance amount(s) along with comparisons to industry average value guides and miscellaneous information regarding days in inventory and type of loss.

     7. Repossession Tracking Reports: Monthly reports providing account level detail of pertinent data throughout the repossession process, including reports for: accounts assigned for repossession, accounts in repossession inventory and repossessions sold.

     8. Bankruptcy Report: Provides account level detail to include original balance, current balance, loan date, date of last payment, type of bankruptcy and scheduled payment amount.

     9. Monthly Contractual Delinquency Report: Provides information sorted by account number which displays account level detail by delinquency grade (current, 30, 60, 90 & 120+) with totals by category.


                                    G-1-1

     10. Paid Out Account Activity Report: Loan level detail of accounts paid in full in a reporting period.

     11. Paid Ahead Report: Loan level detail of paid ahead accounts organized by next due date.

     12. Past Maturity Report: Loan level detail of active accounts past their maturity date.

     13. Daily Sweep Report: Provides information sorted by account number relative to the previous day's payment activity. This includes the total amount of payment posted to (or retracted from) each account, including a summary of those amounts applied to principal, interest and other.

     14. Payment Transmittal Report: Provides a weekly and month-end summary of the cash transactions applied to all accounts for the specified period of time.

Ad-Hoc Daily Reports (upon request):

Individual Account Records: Screen prints can be made available for any given customer upon request (quantities limited). This will provide individual account detail relative to transaction history and current demographic information.

Call Volume Reports: Daily CMS dialer call volume reports will be made available on an as requested basis in a to be determined format. Skip tracing log reports will also be made available upon request in a format to be defined at a later date.

Note: Optional Ad-Hoc daily reports based upon the previous month end data. Details of this reporting option to be obtained by providing specific reporting requests in writing. It is also noted that in the event of securitization, the trustee will define the final securitization format.


                                    G-1-2

                                  EXHIBIT G-2

                           FORM OF SERVICER REPORTS

                 (On file with Sidley Austin Brown & Wood LLP)








                                    G-2-1

                                   EXHIBIT H

                              SERVICING STANDARDS



The Servicer shall provide the loan accounting and servicing functions described in this document for the Portfolio(s) attached hereto, and for any other Portfolios that may become subject to this Agreement from time to time. Servicing Fees shall cover all servicing costs (including various borrower account maintenance updates and title cures). The Servicer shall provide reconstitution support to the Purchaser if accounts in the Portfolio are sold pursuant to a Pass Through Transfer or a Whole Loan Transfer.

Servicing Environment Setup:
Set up unique identification for the Portfolio in the Servicer loan accounting and servicing system to provide servicing and process standards, reporting of results, data, and reports as mutually agreed upon for this Portfolio.

Establish procedures for calculating and assigning Deficiency Balances to HNB recovery units or through a third party vendor.

All customer statements, forms, letter, correspondence and default notices and resulting actions will be identified in the name of the Servicer and the Purchaser name shall not be conveyed in any written or verbal correspondence unless required by law.

Report monthly to the 3 major credit bureaus in the name of the Servicer and not the Purchaser.

Loan Account Servicing and Reporting:
Maintain appropriate customer and loan account records for all accounts on the Servicer Accounting System. The system will accurately account for interest accruals, payoff calculations, late charge processing, payment application processing, delinquency processing and closed loan processing.

Process all loan payments in compliance with the Retail Installment Loan Contracts.

Process on a daily basis all payments received from customers.

Perform all exception processing for non exact items, misapplied payments, or other correspondence received from the customers.

Appropriately staff (including with Bilingual counselors) the toll free customer service and collection line to respond to customer inquiries using live operators (define and agree upon working hours and days).

Respond to and resolve written customer inquiries regarding their accounts.

Process account maintenance changes to the loan accounting system.

Generate and mail late notices to customers when their account becomes past due.

Generate and maintain an interface to the Servicer Collection Management System for all accounts that are past due to initiate collection efforts.

Investigate and process refunds on overpayment accounts.

Process and address any credit bureau disputes received from customers directly or the credit bureaus.

Update the credit bureau risk score for each account within the portfolio on a quarterly basis, and provide updates to Purchaser.

Periodically update the behavior score (as applicable) for each account in the portfolio.

Generate and mail appropriate forms and letters to customers throughout the life of the loan (i.e. payoff letters, final payment bills, paid letters, etc.).

Send any notices provided by the Purchaser or its designee to maintain compliance with the Privacy Act.

Maintain customer accounts in an automated loan accounting system ensuring the information contained in the account records is accurate and authorized change requests are processed.

Provide all payment processing for loan accounts including ACH, other electronic payment processes currently available and supported, and Lock box account for receipt of customer payments.

Provide 24/7 toll-free incoming call service to loan customers for inquiries on their accounts.

Establish access to a VRU to provide automated balance and payoff information for loan customers.

Perform paid loan processing functions including credit bureau updates.

Process lien satisfactions for paid out/closed installment loans.

Archive all loan documents on hard copy or film for the appropriate retention period.

Loan Account Collection:
Establish and maintain collection records in the Servicer Collection Management System for all past due accounts. Record all collection efforts within the collection history for each account.

Process extensions in accordance with Purchaser or its designee's guidelines.

No Skip a Payment or other deferment programs (other than as provided in Section 4.01(b)) allowed other than existing pass a payment in current coupon books.

Early Stage Delinquency:
Utilize the Servicer's STRATA Decisioning System including any Behavior Scoring System and updated FICO scores to assign collection strategies as specified herein. Loans will have phone calls start as early as 1 day past due depending on the account level strategy. First payment default loans must be called between the fifth and tenth day. Minimum Right Party Contact Rates of 25% monthly, and call penetration rates to be actively managed to achieve these results.

Customer contact inquiries will be made to determine and provide the reason(s) for default including but not limited to status of employment and household income, any insurance claims in process, status of insurance on and location and condition of collateral if applicable.

Collection actions and contact attempts will be taken in accordance collection strategies as often as necessary and at various times of the day, evening, and weekend in compliance with applicable law.

Accounts with no contact after 10 days (or earlier, if there is no phone number in service for the related Account) will be escalated to manual review to determine on-going strategy. If account has still not been contacted through the dialer, account will be assigned to an off-dialer collection resource for the purpose of direct scheduled calling sequence which may include a targeted call period (evenings, weekends, breaks, etc.). This process will occur approximately 17-20 days after scheduled due date.

At any stage (either by on-dialer recognition or through off-dialer review) the account can be forwarded to an off-dialer resource or to a supervisor. No promise in excess of ten days will be allowed. An account is currently considered a broken promise 3 days after the date made. Advanced collection resources will become involved if the customer has broken an existing promise to pay. These resources will work the account within two business days after the broken promise. In special circumstances, the account can be issued directly to supervisor for review for repossession, or to the skip department for advance location review. Broken promises are sent to a specific queue and will be prioritized in CACS to maximize the next day call rate.

Skip tracing will commence as soon as indicated (telephone disconnected, mail returned), and no later than 10 days after no contact. Making borrower contacts attempts based on information obtained through methods such as credit reports, internet services, place of employment and co-signer information, door knocks, etc. If all account information is still considered to be valid, account will be placed back into the dialer for 2nd random call sequencing.

Mid-Stage and Off-Dialer Collections:
A supervisor reviews most accounts that progress to beyond 30-days delinquent, or that have been referred to the supervisor by the collector due to an adverse situation or unacceptable customer request. No accounts (other than, potentially, accounts with a balance of less than $2,500) will remain on the dialer for longer than 45 days.

For accounts 30 or more days past due, continued regular phone attempts to contact the Borrower will be made.

Customers 30 or more days past due will be requested to send payments via overnight mail or through an automatic payment service.

Exclusive of any on-line automated late notices, the collection resource will have the ability to generate an on-line collection letter to the debtor. These notices to range from a friendly reminder to a firm demand letter based upon the severity of the delinquency and the history of the account.

Account will remain in the collection resource's queue with a follow-up code. This code will only be changed if the customer makes a payment, or the collection resource performs an action on the account. Accounts are typically sorted based upon the oldest follow-up date and the outstanding balance of delinquency. Account follow-up should not exceed two days without the account being reviewed.

Between the 45th and 60th day of delinquency of accounts where no payment arrangements have been made, Servicer will order a current credit bureau report if appropriate, verify title lien if applicable, and value of collateral if applicable and order a copy of the Contract as needed.

The supervisor can submit the account for repossession during the standard review process, or during special request by the off-dialer collection resource. This will occur when the account has progressed to approximately 55 days, but no more than 70 days contractually delinquent, but may occur at any time based upon the supervisor's/portfolio manager's determination.

Advance Collections:
Late Stage Collectors will be dedicated to collect on accounts at or near 45 days contractually delinquent. No more than 200 accounts will be assigned to any one Late Stage Collector at any one time.

Advance collections include:

o    Accounts that are skip and cannot be located
o Accounts that have broken multiple promises to pay without activity by the customer
o    Accounts that are out for repossession or liquidation
o    Accounts with pending insurance activity

For most accounts that becomes 60 days past due, a supervisor shall review the account and determine and execute a collection strategy. Strategies will be based upon the borrowers ability to pay, delinquency status, payment history and the asset's value/location. If it is not conceivable that arrangements can be made to bring the customer current over a period of time through a repayment plan or extension (in accordance with the agreed upon procedures), the supervisor will submit the account to the collateral management group for review for asset liquidation.

The account is placed into a special queue, where a mini-skip routine is performed to secure the whereabouts of the asset prior to assigning the account for repossession. This process is designed to expedite the recovery and sale process, and minimizes acquisition and storage costs.

The collector will examine the collateral type and value, and make an evaluation as to the time necessary to liquidate the asset, and estimate the potential selling price prior to the final decision to liquidate.

Servicer will charge off accounts from the Servicer Loan Accounting System at the earliest of:

     i)   when the account is deemed uncollectible, or
     ii)  when the asset has been sold and proceeds received, or
     iii) 60 days after repossession, if the asset is still in inventory, or
     iv) by the end of the month during which a loan becomes 120 days past due and is not in repossession inventory, or
     v) by the end of the month during which a loan becomes 180 days past due.

Unrecovered balances will be charged off promptly after collateral liquidation and receipt of funds. Servicing functions supporting the collection, repossession and remarketing, or securing of insurance or other proceeds due on the account will continue regardless of the charge off designation. Servicing and Accounting systems, reports and data files must contain an identifier for Repossession, and/or Charge-off status.

In cases of loan default and charge offs only, Servicer will apply for and use reasonable efforts to realize upon insurance proceeds, including GAP insurance and rebates on insurance and warranty policies in order to mitigate the loss incurred. In all other cases, customers will be directed to the originating dealership for cancellations, refunds, and all other insurance and warranty matters.

Accounts in repossession and bankruptcy status remain in special queues that are not accessed by the general collection resources unless redemption, reaffirmation, dismissal, or other action has occurred which would qualify the account for general collection processing.

Repossession:

Servicer will provide a repossession and remarketing network and contract with such third party service providers.

Contracts assigned for repossession shall be handled in accordance with the following standards and procedures:

o    Verify lien on title.
o    Order copy of contract and original title, if appropriate.
o Complete assignment to repossessor with borrower and collateral information within 48 hours of receipt in repossession department.
o    Follow up with repossessor on progress weekly.
o    Continue to attempt contact and payment arrangements with borrower.
o When contacted by repossessor that property has been repossessed, obtain condition report, storage location and costs.
o Follow state requirements regarding borrower notification and redemption or reinstatement periods.
o If appropriate, negotiate redemption, notify storage lot of redemption and terms. Provide borrower with redemption release to claim property once terms have been met.
o If no redemption, determine value of collateral, set floor price and proceed with sale at auction.

o All auction expenses to be netted from proceeds of sale and net proceeds applied to the loan balance. Repossession expenses are paid by invoice and added to account balance.
o    Calculate deficiency balance and send deficiency letter to borrower.
o    Obtain any warranty or insurance proceeds due on account.
o Charge off deficiency, or if overage exists after full payment of account and expenses, send overage to borrower with notice of sale.

Servicer remarketing specialist to attend auctions to inspect collateral, validate the auction process, and/or evaluate the remarketing strategy.

Recovery:

Account collection activities will continue after charge-off by following recovery procedures in accordance with this Agreement, including:

Option 1:

o Attempt to collect on the Deficiency Balance for an account for a period of no more than 120 days, which may be extended an additional 60 days if, in the Servicer's reasonable judgment such extension will maximize recovery of the Deficiency Balance; and then
o Refer the related account to a Collector to collect on the Deficiency Balance for an account; or

Option 2:

o Immediately refer the related account to a Collector to collect on the Deficiency Balance, if, in the Servicer's reasonable judgment referral of such account to the Collector will maximize recovery of the Deficiency Balance.

In any event, remittances collected or received from servicer or Collector shall be included in the Remittance Amounts.

Guideline Costs associated with repossession and remarketing process
(estimated):

Judicial Fees: $500
Repossessor charge: $285 per unit (includes keys) average of voluntary and involuntary
Storage Fee:  $10 average per unit repossessed and sold
Standard Auction Clean-Up Fee:  $83 per vehicle
Auction or Sale fee: Average of $105 per unit sold
Title conversion or Duplicate Title (if applicable): $45 per unit sold Move collateral to auction: $37 per vehicle
Impound fees if applicable:  Average of $45 per account processed

All costs are to be recouped from the liquidation sale proceeds. Net liquidation proceeds cannot be less than zero.

Bankruptcy:
In the event that a debtor declares bankruptcy, servicer enters the bankruptcy transaction on the account the same or following business day that the notification is received. The account is placed into the bankruptcy department's worklist, where follow-up dates and codes are placed on the account to ensure that the servicer is following state and federal law in the handling of these accounts. Servicer will perform all necessary actions for bankruptcy including, at a minimum, the following:

o    Acknowledge receipt of bankruptcy notice
o Stop all collection activity to comply with Federal Stay Order, including property sale
o Conduct initial review verifying payment status, collateral, account balance and debtor's attorney
o    Obtain knowledge and understanding of the customer's plan
o    Lift stay on collateral, as needed
o    Motion to discharge/dismiss, as needed
o    Objection to confirmation, as needed
o    File proof of claim on all BKs as necessary
o    Monitor customer's compliance to the confirmed plan
o    Aggressively pursue reaffirmation of debt
o    Process Cram Down amount when received from the court

Performance Standards:
The following Performance Standards will be measured on a calendar month basis during the term of this Agreement. Servicer and Purchaser will jointly develop specific measurement process and documentation during the implementation.

________________________________________________________________________________
                                                                    Performance
                     Customer Service                                 Standard
________________________________________________________________________________

Timeliness:  % of calls answered in under 30 seconds                    70%
________________________________________________________________________________
Timeliness:  % incoming calls answered.  Manage to 5%                   95%
abandonment rate or better
________________________________________________________________________________
For routine customer service inquiries (e.g. due date
changes, automatic deductions) fulfillment confirmation
letters will be sent within 2 business days.  All written               90%
service inquiries will be processed within the standard
day guidelines detailed by Servicer.
________________________________________________________________________________

% of payments posted same business day if received in lock              95%
box by 10:00 AM EST with payment coupon.  Payments
received after 10:00 AM EST, will be posted the next
business day.  All other exception payments will be posted
not more than 5 business days after receipt.
________________________________________________________________________________

________________________________________________________________________________
                        Collections                                 Performance
                                                                      Standard
________________________________________________________________________________

Timeliness:  Percent of incoming calls to the defined 800#              70%
answered within 30 seconds
________________________________________________________________________________

Adherence to Collection Standards specified herein                      90%
________________________________________________________________________________

Right Party Contact Rate for Early Stage Delinquent
Accounts (1 to 29 Days Past Due) based on 200% file
penetration and complete and accurate borrower contact                  25%
information.
________________________________________________________________________________

Maximum Late Stage Accounts (60+ Days Past Due) assigned                200
per Collector
________________________________________________________________________________

New bankruptcy filings assigned per Bankruptcy Specialist            120 - 150
________________________________________________________________________________

                                                                    Performance
Repossession                                                         Standard
________________________________________________________________________________

Maximum number of repossessed Financed Vehicles in                      50%
inventory for more than 60 days
________________________________________________________________________________

                                                                    Performance
Mainframe Systems                                                    Standard
________________________________________________________________________________

Availability                                                            98%
________________________________________________________________________________

                                  EXHIBIT I-1

              FORM OF OPINION OF COUNSEL ON CORPORATE AND RELATED
                                    MATTERS
                                  (In-House)

                                   See Tab 8




                                    I-1-1

                                  EXHIBIT I-2

               FORM OF OPINION OF COUNSEL ON SALE OF RECEIVABLES
                           (SHEARMAN & STERLING LLP)

                                   See Tab 9




                                    I-2-1

                                  EXHIBIT I-3

         FORM OF OPINION OF COUNSEL ON PERFECTION OF SECURITY INTEREST
                     (PORTER, WRIGHT, MORRIS & ARTHUR LLP)

                                  See Tab 10





                                    I-3-1

                                  EXHIBIT I-4

                  FORM OF OPINION ON NEW YORK ENFORCEABILITY
                           (SHEARMAN & STERLING LLP)

                                  See Tab 11






                                    I-5-1

                                   EXHIBIT J

              FORM OF SERVICER ANNUAL STATEMENT AS TO COMPLIANCE

          I [ ] certify that I am a duly elected [ ] of The Huntington National Bank, a national banking association (the "Bank"), authorized to execute and deliver this certificate in the name and on behalf of the Bank, as required by Section 6.03 of the Purchase and Servicing Agreement, dated as of February 29, 2004 (the "Purchase and Servicing Agreement"), among the Bank, as seller and servicer (in such capacity, the "Servicer"), and Morgan Stanley Asset Funding, Inc., as purchaser, and further certify in the name of and behalf of the Servicer, that:

          1. A review of the activities of the Servicer and of the performance of its obligations under the Purchase and Servicing Agreement during the period from [ ], 200[ ] to and including December 31, 200[ ] (the "Review Period") [or, with respect to the first Officer's Certificate, the period from the Closing Date to December 31 of such year] was conducted under the supervision of the undersigned.

          2. Based on my knowledge and such review, except as otherwise disclosed pursuant to paragraph 3 below, the Servicer has fulfilled its obligations under the Purchase and Servicing Agreement during the applicable Review Period and there is no significant deficiency known by the undersigned with respect to the applicable Review Period which has not been disclosed herein.

          3. Based on such review, to the undersigned's knowledge, the following is a description of each significant deficiency during the Review Period in the performance of the Servicer's obligations under the provisions of the Purchase and Servicing Agreement, which sets forth in detail (i) the nature and status of each such deficiency and (ii) the action taken by the Servicer, if any, to remedy each such deficiency: [List Out]

          4. I have reviewed all distribution or servicing reports (the "Reports") delivered by the Servicer in respect of periods included in the Review Period.

          5. Based on my knowledge, the information in these Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the applicable Review Period.

          6. Based on my knowledge, the distribution or servicing information required to be provided to the Purchaser by the Servicer under the Purchase and Servicing Agreement for inclusion in these Reports is included in these Reports.

          7. I am responsible for reviewing the activities performed by the Servicer under the Purchase and Servicing Agreement and based upon my knowledge and review, and except as disclosed to Purchaser in this Certificate, the Servicer has fulfilled its obligations under the Purchase and Servicing Agreement.

          8. To the knowledge of the undersigned, the Servicer has provided all of the reports and certificates required under Sections 5.02, 6.02 and
6.03 to the parties to which such reports and certificates are required to be provided with respect to the applicable Review Period.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:____________________           By:________________________
                                            Name:
                                            Title:

                                   EXHIBIT K

           FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

          ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the "Agreement") made this _____ day of __________________, ____, among The Huntington National Bank, a national banking association organized under the laws of the United States of America ("HNB" or the "Servicer"), [Depositor], a ________________________ (the "Assignee"), and Morgan Stanley Asset Funding, Inc., a corporation organized under the laws of Delaware (the "Assignor").

          WHEREAS, Purchaser and HNB have entered into a certain Purchase and Servicing Agreement dated as of February 29, 2004 (the "Purchase and Servicing Agreement"), pursuant to which HNB sold certain retail motor vehicle loan and installment sale contracts listed on the receivable schedule attached as an exhibit to the Purchase and Servicing Agreement;

          WHEREAS, the Assignee has agreed on certain terms and conditions to purchase from the Assignor certain retail motor vehicle loan and installment sale contracts (the "Receivables"), which Receivables are subject to the provisions of the Purchase and Servicing Agreement and are listed on the receivable schedule attached as Exhibit 1 hereto (the "Receivable Schedule");

          WHEREAS, pursuant to a [Sale and Servicing] Agreement, dated as of [ ], [ ] (the "Sale and Servicing Agreement"), between Assignee, as depositor, and [ ], as trustee (the "Trustee"), the Assignee will transfer the Receivables to the Trustee, together with the Assignee's rights in the Purchase and Servicing Agreement (except to the extent set forth in the following recital);

          WHEREAS, pursuant to an [Underwriting][Note Purchase] Agreement, dated as of [ ], between the Assignee, as depositor, and [ ] as [Underwriter][Purchaser], the Assignee will transfer the [Notes] secured by the Receivables to [Underwriter][Purchaser], together with the Assignee's rights in the Purchase and Servicing Agreement under Sections 10.02 and 10.04 (and Section 10.03 as governing provisions with respect thereto);

          NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  ARTICLE I

                          Assignment and Assumption.

          Section 1.01 The Assignor hereby assigns to the Assignee all of its right, title and interest in and to the Receivables and Purchase and Servicing Agreement, to the extent relating to the Receivables [(other than the rights of the Assignor to indemnification [under Section [ ]] thereunder)], and the Assignee hereby assumes all of the Assignor's obligations under the Purchase and Servicing Agreement, to the extent relating to the Receivables from and after the date hereof, and HNB hereby acknowledges such assignment and assumption and hereby agrees to the release of the Assignor from any obligations under the Purchase and Servicing Agreement from and after the date hereof, to the extent relating to the Receivables. Notwithstanding the foregoing, it is understood that the Assignor is not released from liability for any breaches of the representations and warranties made in
Section 3.03 of the Purchase and Servicing Agreement, and the Assignee is not undertaking any such liability hereunder.

          Section 1.02 The Assignor represents and warrants to the Assignee that the Assignor has not taken any action which would serve to impair or encumber the Assignor's ownership interest in the Receivables since the date of the Purchase and Servicing Agreement.

          Section 1.03 HNB and the Assignor shall have the right to amend, modify or terminate the Purchase and Servicing Agreement without the joinder of the Assignee with respect to retail motor vehicle loan and installment sale contracts not conveyed to the Assignee hereunder; provided, however, that such amendment, modification or termination shall not affect or be binding on the Assignee.

                                  ARTICLE II

                 Accuracy of Purchase and Servicing Agreement.

          HNB and the Assignor represent and warrant to the Assignee that (a) attached hereto as Exhibit 2 is a true, accurate and complete copy of the Purchase and Servicing Agreement and any amendments, supplements or other modifications thereto, (b) the Purchase and Servicing Agreement is in full force and effect as of the date hereof, (c) the Purchase and Servicing Agreement has not been amended or modified in any respect except as set forth in Exhibit 2 and (d) no notice of termination has been given to the Servicer under the Purchase and Servicing Agreement.

                                 ARTICLE III

                           Recognition of Purchaser.

          From and after the date hereof, the Servicer, shall note the transfer of the Receivables to the Assignee in its books and records, shall recognize the Assignee as the owner of the Receivables and shall service the Receivables for the benefit of the Assignee pursuant to the Purchase and Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, HNB and the Assignee that the Purchase and Servicing Agreement shall be binding upon and inure to the benefit of the Assignee and its permitted successors and assigns.

                                  ARTICLE IV

                Representations and Warranties of the Assignee.

          The Assignee hereby represents and warrants to the Assignor as follows:

          Section 4.01 Decision to Purchase. The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Assignor or the Seller other than those contained in the Purchase and Servicing Agreement or this Agreement.

          Section 4.02 Authority. The Assignee hereto represents and warrants that it is duly and legally authorized to enter into this Agreement and to perform its obligations hereunder and under the Purchase and Servicing Agreement.

          Section 4.03 Enforceability. The Assignee hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                                  ARTICLE V

                Representations and Warranties of the Assignor.

        The Assignor hereby represents and warrants to the Assignee as follows:

          Section 5.01 The Assignor has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware with full power and authority to enter into and perform its obligations under the Purchase and Servicing Agreement and this Agreement.

          Section 5.02 This Agreement has been duly executed and delivered by the Assignor, and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid, and binding agreement of the Assignor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

          Section 5.03 The execution, delivery and performance by the Assignor of this Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof.

          Section 5.04 The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of the Assignor; neither the execution and delivery by the Assignor of this Agreement, nor the consummation by the Assignor of the transactions therein contemplated, nor compliance by the Assignor with the provisions thereof, will conflict with or result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the provisions of the governing documents of the Assignor or any law, governmental rule or regulation or any material judgment, decree or order binding on the Assignor or any of its properties, or any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Assignor is a party or by which it is bound.

          Section 5.05 There are no actions, suits or proceedings pending or, to the knowledge of the Assignor, threatened, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter that in the judgment of the Assignor will be determined adversely to the Assignor and will if determined adversely to the Assignor materially adversely affect its ability to perform its obligations under this Agreement.

          Section 5.06 Except for the sale to the Assignee, the Assignor has not assigned or pledged any Receivable or any interest or participation therein.

          Section 5.07 The Assignor has not satisfied, canceled, or subordinated in whole or in part, or rescinded the collateral securing the Receivable, and the Assignor has not released the collateral securing the Receivable from the lien of the Receivable, in whole or in part, nor has the Assignor executed an instrument that would effect any such release, cancellation, subordination, or rescission. The Assignor has not released any Obligor, in whole or in part, from its obligations with respect to the related Receivable.

          It is understood and agreed that the representations and warranties set forth in this Section 5 shall inure to the benefit of the Assignee and its permitted assigns notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Assignor or the Assignee and its permitted assigns of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to this Agreement and in no event later than two (2) Business Days from the date of such discovery. It is understood and agreed that the obligations of the Assignor set forth in Article 6 to repurchase a Receivable constitute the sole remedies available to the Assignee and its permitted assigns on their behalf respecting a breach of the representations and warranties contained in this Article 5. It is further understood and agreed that the Assignor shall be deemed not to have made the representations and warranties in this Article 5 with respect to, and to the extent of, representations and warranties made, as to the matters covered in this Article 5, by the Servicer in the Purchase and Servicing Agreement (or any officer's certificate delivered pursuant thereto).

          It is understood and agreed that the Assignor has made no representations or warranties to the Assignee other than those contained in this Article 5, and no other affiliate of the Assignor has made any representations or warranties of any kind to the Assignee.

                                  ARTICLE VI

                          Repurchase of Receivables.

          Upon discovery or notice of any breach by the Assignor of any representation, warranty, or covenant under this Agreement that materially and adversely affects the value of any Receivable or the interest of the Assignee therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Receivable or the interest of the Assignee therein if the Assignee incurs a loss as a result of such defect or breach), the Assignee promptly shall request that the Assignor cure such breach and, if the Assignor does not cure such breach in all material respects within sixty (60) days from the date on which it is notified of the breach, the Assignee may enforce the Assignor's obligation hereunder to purchase such Receivable from the Assignee.

          The Assignor hereby irrevocably appoints [Assignee or insert name of trustee for Securitization] as its attorney-in-fact to exercise the Assignor's remedies against HNB in the event that HNB, as Seller, breaches any of its representations or warranties made in Section 3.01(b) of the Purchase and Servicing Agreement.

          Except as specifically set forth herein, the Assignee shall have no responsibility to enforce any provision of this Agreement, to oversee compliance hereof, or to take notice of any breach or default thereof.

                                  ARTICLE VII

                              Continuing Effect.

          Except as contemplated hereby, the Purchase and Servicing Agreement shall remain in full force and effect in accordance with its terms.

                                 ARTICLE VIII

                                Governing Law.

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                  ARTICLE IX

                                   Notices.

          Any notices or other communications permitted or required hereunder or under the Purchase and Servicing Agreement shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, to: (a) in the case of the HNB, The Huntington National Bank, Huntington Center, 41 South High Street, Columbus, OH 43287, Attention: Timothy R. Barber or such address as may hereafter be furnished by the Seller; (b) in the case of the Assignee, _________________, _________________, Attention:
________________________, or such other address as may hereafter be furnished by the Assignee and (c) in the case of the Assignor, __________________,
Attention: _________________, or such other address as may hereafter be furnished by the Assignor.

                                  ARTICLE X

                                 Counterparts.

          This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

                                  ARTICLE XI

                                 Definitions.

          Any capitalized term used but not defined in this Agreement has the same meaning as in the Purchase and Servicing Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                     ASSIGNEE:
                                     By:_________________________
                                     Name:
                                     Title:



                                     ASSIGNOR:
                                     By:_________________________
                                     Name:
                                     Title:



                                     Acknowledged by:
                                     THE HUNTINGTON NATIONAL BANK:
                                     By:_________________________
                                     Name:
                                     Title:

                                   EXHIBIT L

                      WIRE INSTRUCTIONS FOR THE PURCHASER



To:         Morgan Stanley Asset Funding, Inc.
Bank Name:  Citibank
ABA #:      021-000-089
A/C#:       407-39-109
A/C Name:   MSAFI
Attn:       Arlene Norman Knight
REF:        Huntington National Bank

                                   EXHIBIT M

                           FORM OF SELLER DISCLOSURE


                                 THE SERVICER

     The Huntington National Bank ("Huntington" or the "servicer") sold the receivables under the purchase and sale agreement and will service the receivables held by the trust under the sale and servicing agreement. Huntington is a national banking association organized under the laws of the United States of America, with principal executive offices at Huntington Center, 41 South High Street, Columbus, Ohio 43287, telephone number 614-480-8300. Huntington's business is subject to examination and regulation by federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency.

     Huntington is a wholly-owned subsidiary of Huntington Bancshares Incorporated ("Bancshares"), a Maryland corporation. Bancshares is a multi-state financial holding company headquartered in Columbus, Ohio, having total assets of $30.0 billion as of December 31, 2003. As a registered financial holding company, Bancshares is subject to the supervision of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Bancshares is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries.

     Along with its affiliated companies, Huntington has more than 138 years of serving the financial needs of its customers, and provides retail and commercial financial products and services through more than 300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington, along with its affiliated companies, also offers retail and commercial financial services online at www.huntington.com; through its 24-hour telephone bank; and through its network of nearly 700 automated teller machines. Selected financial service activities are also conducted in other states including: dealer automotive financing services in Florida, Georgia, Tennessee, Pennsylvania and Arizona; private financial group offices in Florida; and mortgage banking offices in Florida, Maryland and New Jersey. International banking services are made available through the headquarters office in Columbus and in the Cayman Islands office and Hong Kong office. Huntington has been in the business of motor vehicle financing for more than 50 years. Huntington currently provides vehicle and dealer financing to approximately half a million retail customers and more than 3000 automotive dealers.

     Huntington provides financial services to and through automotive dealers in its primary operating states of Ohio, Michigan, Indiana, Kentucky and West Virginia, as well as in the states of Pennsylvania, Florida, Tennessee, Georgia and Arizona. The primary financial services in Huntington's automobile financing program are:

     o Retail financing--the origination of dealer assisted loans, vehicle leases and retail installment contracts at automotive dealerships to finance the acquisition of motor vehicles by dealership customers.

     o Wholesale financing--making loans to automotive dealers to finance the purchase of vehicle inventory, also known as floorplan financing.

     o Other financing--making loans to dealers for working capital, improvements to dealership facilities and acquisitions of real estate.

     Huntington also services the motor vehicle finance receivables it originates and purchases, both for its own account and for the account of others. Huntington currently services approximately 350,000 retail automobile and light truck loan and installment sale contracts and approximately 150,000 vehicle leases in its automobile financing program.

     On May 20, 2003, Bancshares filed Amendment No. 1 to its Form 10-K for the period ended December 31, 2002, as well as its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, both of which reflect the reclassification of approximately two-thirds of Huntington's automobile lease portfolio from the direct financing lease method to the operating lease method of accounting.

     On June 26, 2003, Bancshares announced that the Securities and Exchange Commission ("SEC") staff is conducting a formal investigation following Bancshares' announcement that it intended to restate its financial statements to reclassify its accounting for automobile leases. The investigation also follows allegations by a former Bancshares employee regarding certain aspects of Bancshares' accounting and financial reporting practices, including the recognition of automobile loan and lease origination fees and costs, as well as certain year-end reserves. The SEC investigation is ongoing and Bancshares is continuing to cooperate fully.

     On November 14, 2003, Bancshares filed Amendment No. 2 to its Annual Report on Form 10-K/A, as well as its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, and June 30, 2003, to correct and restate Bancshares' consolidated financial condition and its results of operations to apply, on a retroactive basis, deferral accounting for loan and lease origination fees and costs; correct for certain timing errors related to origination fees paid to automobile dealers, deferral of commissions paid to originate deposits, certain mortgage origination fee income, the recognition of expense for pension settlements, liabilities related to the sale of an automobile debt cancellation product, income related to a 1998 sale leaseback transaction, the recognition of a gain on an interest rate swap initiated in 1992 and sold in 2000 and the recognition of income on Bank Owned Life Insurance in 2001 and 2002; and reclassify tax consulting expenses from income tax expense to professional services. Bancshares management believes that actions to date have addressed all known accounting issues.

     Huntington believes that none of the reclassification, the restatements or the SEC investigation will have any adverse impact on Huntington's ability to act as servicer of the receivables.

                   HUNTINGTON'S AUTOMOBILE FINANCING PROGRAM

General

     Huntington purchases motor vehicle retail installment sale contracts from and originates motor vehicle installment loan notes through motor vehicle dealers. Such motor vehicle retail installment contracts and motor vehicle installment loan notes are referred to as contracts. Each contract is secured by the financed vehicle that is the subject of the contract. Dealers generally originate contracts for Huntington and/or sell contracts to Huntington pursuant to dealer agreements between such dealers and Huntington.

     Huntington enters into dealer agreements primarily with dealers that are franchised to sell new motor vehicles and also with certain dealers that sell used motor vehicles, in each case based upon a financial review of the dealer and the dealer's reputation in the market. In addition to financing contracts from dealers, Huntington also extends loans and lines of credit to certain dealers for, among other things, inventory financing and other commercial purposes. Huntington only extends loans or lines of credit to such dealers based upon a financial review, and such dealers are evaluated through periodic financial reviews and formalized credit review procedures.


Underwriting

     Each application is generated by a dealer and underwritten by Huntington in accordance with Huntington's established underwriting policies described below. These underwriting policies are intended to assess the applicant's ability and willingness to repay the amounts due on the contract and to establish the adequacy of the financed vehicle as collateral.

     Huntington requires each applicant to complete an application form providing various items of general demographic information, financial information and employment history. In addition, specific information with respect to the motor vehicle to be financed is required as part of the application process. Huntington utilizes an automated decision algorithm for each application submitted. The results of the algorithm fall into three categories: Automated-Approval, Automated-Decline, or Investigate. The decisioning algorithm is based on the content of the applicable credit bureau report, an internal scorecard where applicable, applicant stated information, and vehicle characteristics. The decisioning algorithm also notes any structural exceptions including loan-to-value and debt-to-income exceptions. Huntington's underwriters judgmentally decision all Investigate applications, and may include a verification of application information, an additional credit bureau report or other factors in making the final underwriting decision. With respect to those applications that are approved, the amount and terms of the financing to be offered are determined in part, based on certain parameters. The amount that Huntington will advance against the motor vehicle ranges up to 120% of the asset value plus dealer additions based on the applicable FICO score. The available term for a contract is a function of the age of the motor vehicle and the applicable FICO score. Acceptable terms generally range from 24 to 84 months in length.

     Huntington's underwriting policies are intended to provide a consistent basis for lending decisions, but do not completely supersede all judgmental aspects of the credit granting process. Accordingly, certain contracts may not comply with all of these policies. Exceptions to

Huntington's underwriting policies are made at the discretion of the credit underwriters with appropriate approval authority. Higher levels of authority are required for certain exceptions to established policies.

     Huntington is committed to underwriting consistency and improved performance through the use of technology and improved management oversight within the underwriting group. The development of the automated decision capabilities and the hiring of an underwriting manager in 2001 are the most visible evidence of this commitment. Since 2000 Huntington has refocused its origination efforts on higher quality loans resulting in an average FICO score which has increased to the mid 730's, and the percentage of originations with FICO scores less than 640 is now consistently under 1%. Huntington also initiated tiered pricing based on loan-to-value ratios as well as FICO score, creating a substantially lower loan-to-value ratio for originations in late 2001 and 2002.


Dealer Agreements

     Each dealer that originates contracts for Huntington has made representations and warranties with respect to the contracts and the security interests in the motor vehicles relating thereto either in a separate dealer agreement or as part of an assignment of a contract from the dealer to Huntington. These representations and warranties do not relate to the creditworthiness of the obligors or the collectability of the contracts. Upon breach of any representation or warranty made by a dealer with respect to a contract, Huntington has a right of recourse against such dealer to require it to purchase such contract. Generally, the dealer agreements and assignments do not provide for recourse against the dealer in the event of a default by the obligor.


Servicing

     Huntington, as the servicer, will be responsible for managing, administering, servicing and making collections on the receivables. Collection activities generally begin with an automated system-generated late notice issued to the customer at the end of the grace period. Attempts to make telephone contacts begin as early as 5 days past due, and are augmented with collector system-generated letters.

     With respect to contracts that are between 45 and 120 days delinquent, late stage collection personnel initiate contact with the delinquent obligor by telephone and/or letters tailored to specific variables based on the term of the delinquency and the history of the account. If attempts to contact the delinquent obligor have failed, the collection officer may attempt to contact the obligor's references. Repossession procedures begin when all other collection efforts are exhausted, generally in the 60-70 days past due range.

     Repossessions are carried out pursuant to applicable state law. Huntington follows specific procedures with respect to repossessions and uses unaffiliated independent contractors to perform repossessions. Once a motor vehicle is repossessed, a notice of repossession is sent to the obligor, detailing the requirements that must be met for the obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond a specified period are remarketed through auction sales.

     The policy of Huntington is to charge-off the contract prior to the end of the month in which the contract becomes 120 days past due, or if the financed vehicle securing the delinquent contract is repossessed, to charge-off the contract no later than 60 days after repossession. Any deficiencies remaining after full charge-off of the contract or after repossession and sale of the related motor vehicle are pursued by Huntington when and to the extent practical and legally permitted. Collection personnel continue to contact the obligors to establish repayment schedules or to repossess the related financed vehicle until a final resolution is achieved, except as such contacts are limited by bankruptcy or other applicable law.


Physical Damage and Liability Insurance

     Each contract requires the obligor to keep the financed vehicle fully insured against loss or damage in an amount sufficient to pay the lesser of either the full insurable interest in the motor vehicle or the entire unpaid balance of the principal amount and any unpaid interest and other charges. The dealer agreements include a requirement that the dealers establish that such required insurance coverage is in effect at the time the related contract is originated and financed by Huntington.

     Nevertheless, there can be no assurance that each financed vehicle will continue to be covered by physical damage insurance provided by the obligor during the entire term during which the related contract is outstanding.


Extension Policy

     Huntington has a program referred to as Pass-A-Payment ("PAP") under which extensions may be granted to certain obligors who are making timely payments. Under PAP, the coupon book sent to obligors contains PAP request coupons that may be submitted in lieu of a scheduled monthly payment. Participation in the program is subject to the following eligibility rules:

     o the first PAP request coupon may only be submitted by an obligor after he or she has made twelve consecutive, timely and full loan payments;

     o additional PAP request coupons become available after each additional twelve consecutive, timely and full loan payments, but not more than four PAP request coupons can be used during the term of the contract;

     o to be valid, a PAP request coupon must be received by Huntington on or before the due date of the scheduled payment to be passed and the obligor cannot be 30 days or more past due under the related contract; and

     o all PAP request coupons are subject to Huntington's acceptance and approval and no PAP request coupon will be accepted if it is not submitted in compliance with the above rules.

     From time to time as deemed necessary by Huntington's collection staff, one-month payment extensions are granted to address short-term delinquency issues. Huntington's policy is to limit these types of extensions to specifically identified causes of delinquency that can be appropriately managed by such an extension, and not to grant such delinquency extensions more than three times over the life of any contract.


Prepayment Fees

     Certain of the contracts provide for prepayment fees of up to $175 in the event of full prepayments. There are no prepayment fees imposed in the event of partial prepayments.

                                   EXHIBIT N

                FORM OF RECEIVABLE INFORMATION, HISTORICAL LOSS
                             AND DELINQUENCY DATA

          The following tables set forth the historical delinquency experience and net credit loss and repossession experience of the Seller's portfolio of Receivables. There is no assurance that the behavior of the Receivables will be comparable to Seller's experience shown in the following tables.

                           Delinquency Experience(1)

                                                      Historical Delinquency Experience
                                                        (Dollar amounts in thousands)
                      ------------------------------------------------------------------------------------------------------
                                                              As of December 31,

                              2003                  2002                2001               2000                 1999
                      -------------------    -----------------   -----------------   ----------------     ------------------
                      Number      Dollars    Number    Dollars   Number    Dollars   Number   Dollars     Number   Dollars
                      ------      -------    ------    -------   ------    -------   ------   -------     ------   ---------
Number of Loans /    361,635    $4,703,711   329,735  $4,021,149 334,652  $3,867,420 333,506  $3,518,704  326,425  $3,216,748
Principal Amount
Outstanding (1)

Delinquencies (2)
30-59 Days           4,866      $47,571      6,577    $63,344    8,595    $83,429    7,687    $69,772     6,868    $54,341
60-89 Days           1,277      $12,114      1,880    $17,109    2,728    $26,070    2,520    $22,703     2,338    $17,009
90+ Days             1,146      $13,015      1,455    $14,987    1,868    $20,509    2,137    $20,289     1,675    $13,721
Total                7,289      $72,700      9,912    $95,440    13,191   $130,009   12,344   $112,765    10,881   $85,071

Delinquencies (3)
30-59 Days           1.35%      1.01%        1.99%    1.58%      2.57%    2.16%      2.30%    1.98%       2.10%    1.69%
60-89 Days           0.35%      0.26%        0.57%    0.43%      0.82%    0.67%      0.76%    0.65%       0.72%    0.53%
90+ Days             0.32%      0.28%        0.44%    0.37%      0.56%    0.53%      0.64%    0.58%       0.51%    0.43%
Total                2.02%      1.55%        3.01%    2.37%      3.94%    3.36%      3.70%    3.20%       3.33%    2.64%

Repossession as a
% of average
number of            2.05%                   2.20%               2.03%               1.32%                1.20%
contracts
outstanding

________________
(1) Represents the aggregate principal balance of all contracts purchased and serviced by Huntington.
(2) Represents the aggregate principal balance of all accounts which are 30 or more days past due, including accounts in repossession.
(3) As a percent of the number of loans or principal amount outstanding, as applicable.



                                                              Historical Loss Experience
                                                            (Dollar amounts in thousands)
                                  --------------------------------------------------------------------------------
                                                                    As of December 31,

                                     2003              2002             2001             2000             1999
                                  ---------         ----------        ----------       ---------        ----------
Average Principal Amount          $4,415,433        $3,745,412        $3,700,780       $3,384,560       $3,116,694
Outstanding
Average Numaber of Receivables    348,251           318,525           334,315          330,489          327,191
Outstanding
Gross Charge-Offs(1)              $69,324           $73,706           $75,589          $39,251          $35,104
Recoveries(2)                     $17,302           $19,423           $16,780          $11,921          $11,931
Net Losses                        $52,022           $54,284           $58,809          $27,330          $23,173
Net Losses as% of Average
Principal Amount Outstanding      1.18%             1.45%             1.59%            0.81%            0.74%


________________
(1) Gross Charge-Offs are defined as the remaining principal balance of the charged-off contract plus outstanding fees less the net proceeds of the liquidation of the related vehicle.
(2) Recoveries include post-liquidation amounts received on previously charged-off contracts, including deficiency payments, rebates on related extended service contracts and insurance policies.

          Seller's retail loss experience is dependent upon receivables levels, the number of repossessions, the amount outstanding at the time of repossession, and the resale value of repossessed vehicles.

Managed Indirect Automobile Loan Portfolio Performance by Vintage (Reported
Basis)


                                                                         Loan Origination Period
                                             ---------------------------------------------------------------------------------
                                             4Q '99 to 4Q '00        1Q '01 to 4Q '01      1Q '02 to 4Q '02   1Q '03 to 4Q '03
                                             ----------------        ----------------      ----------------   ----------------
% of portfolio at December 31, 2001                 34%                     48%                   --%                --%
% of portfolio at December 31, 2002                 17%                     27%                   50%                --%
% of portfolio at December 31, 2003                 7%                      14%                   28%                50%
Cumulative loss ratios after 2 quarters            0.07%                   0.04%                 0.03%              0.02%
Cumulative loss ratios after 4 quarters            0.79%                   0.52%                 0.34%              0.30%
Cumulative loss ratios after 6 quarters            1.72%                   1.04%                 0.77%               --%

                                   EXHIBIT O

                             FORM OF BLOOD LETTER


                                             Dated [  ]



               Re: [Name of Trust] in Respect of $_____Asset-Backed Notes, Series 2004-__]]



Ladies and Gentlemen:

               This will confirm that the following information appearing in the Prospectus Supplement dated _____ with respect to the captioned Notes, is the only information that has been furnished by us for use therein:

          1. The information contained in the section captioned "The Huntington National Bank"

          2.   [Describe other captioned sections]

          3. The circled information set forth on the applicable pages of the Prospectus Supplement attached hereto as Exhibit A

          4. The circled information set forth on the applicable pages of the "collateral term sheets", "ABS term sheets" and / or "computational materials" attached hereto as Exhibit B.


                       [SIGNATURE APPEARS ON NEXT PAGE]

No other information in the Prospectus Supplement has been furnished by The Huntington National Bank for use therein.


                                          Very truly yours,


                                          THE HUNTINGTON NATIONAL BANK.


                                          By:______________________________
                                               Name:
                                               Title

                              EXHIBIT 9.01(b)(i)

         REPRESENTATIONS AND WARRANTIES NOT REQUIRED TO BE RESTATED BY
          THE HUNTINGTON NATIONAL BANK PURSUANT TO SECTION 9.01(b)(i)



Pursuant to Section 9.01(b)(i), the Bank is not required to restate any of the following Section 3.01(b) representations and warranties:

     Section 3.01(b)(ii), (iii), (iv), (vi), (viii), (xii), (xviii), (xix), (xxiii), (xxv), (xxxvii), (xxxix) and (lviii).





                                  9.01(b)(i)

                                  SCHEDULE 1

                           CUMULATIVE NET LOSS RATIO


-------------------------------------------------------------------------------
    Determination Date                   Cumulative Net Loss Ratio
    ------------------                   -------------------------
-------------------------------------------------------------------------------
          Apr-04                                   0.07%
-------------------------------------------------------------------------------
          May-04                                   0.07%
-------------------------------------------------------------------------------
          Jun-04                                   0.07%
-------------------------------------------------------------------------------
          Jul-04                                   0.28%
-------------------------------------------------------------------------------
          Aug-04                                   0.28%
-------------------------------------------------------------------------------
          Sep-04                                   0.28%
-------------------------------------------------------------------------------
          Oct-04                                   0.57%
-------------------------------------------------------------------------------
          Nov-04                                   0.57%
-------------------------------------------------------------------------------
          Dec-04                                   0.57%
-------------------------------------------------------------------------------
          Jan-05                                   0.83%
-------------------------------------------------------------------------------
          Feb-05                                   0.83%
-------------------------------------------------------------------------------
          Mar-05                                   0.83%
-------------------------------------------------------------------------------
          Apr-05                                   1.07%
-------------------------------------------------------------------------------
          May-05                                   1.07%
-------------------------------------------------------------------------------
          Jun-05                                   1.07%
-------------------------------------------------------------------------------
          Jul-05                                   1.27%
-------------------------------------------------------------------------------
          Aug-05                                   1.27%
-------------------------------------------------------------------------------
          Sep-05                                   1.27%
-------------------------------------------------------------------------------
          Oct-05                                   1.44%
-------------------------------------------------------------------------------
          Nov-05                                   1.44%
-------------------------------------------------------------------------------
          Dec-05                                   1.44%
-------------------------------------------------------------------------------
          Jan-06                                   1.60%
-------------------------------------------------------------------------------
          Feb-06                                   1.60%
-------------------------------------------------------------------------------
          Mar-06                                   1.60%
-------------------------------------------------------------------------------
          Apr-06                                   1.73%
-------------------------------------------------------------------------------
          May-06                                   1.73%
-------------------------------------------------------------------------------
          Jun-06                                   1.73%
-------------------------------------------------------------------------------
          Jul-06                                   1.84%
-------------------------------------------------------------------------------
          Aug-06                                   1.84%
-------------------------------------------------------------------------------
          Sep-06                                   1.84%
-------------------------------------------------------------------------------
          Oct-06                                   1.94%
-------------------------------------------------------------------------------
          Nov-06                                   1.94%
-------------------------------------------------------------------------------
          Dec-06                                   1.94%
-------------------------------------------------------------------------------
          Jan-07                                   2.01%
-------------------------------------------------------------------------------
          Feb-07                                   2.01%
-------------------------------------------------------------------------------
          Mar-07                                   2.01%
-------------------------------------------------------------------------------
          Apr-07                                   2.08%
-------------------------------------------------------------------------------
          May-07                                   2.08%
-------------------------------------------------------------------------------
          Jun-07                                   2.08%
-------------------------------------------------------------------------------
          Jul-07                                   2.13%
-------------------------------------------------------------------------------
          Aug-07                                   2.13%
-------------------------------------------------------------------------------
          Sep-07                                   2.13%
-------------------------------------------------------------------------------
          Oct-07                                   2.17%
-------------------------------------------------------------------------------
          Nov-07                                   2.17%
-------------------------------------------------------------------------------
          Dec-07                                   2.17%
-------------------------------------------------------------------------------
          Jan-08                                   2.21%
-------------------------------------------------------------------------------
          Feb-08                                   2.21%
-------------------------------------------------------------------------------
          Mar-08                                   2.21%
-------------------------------------------------------------------------------
          Apr-08                                   2.23%
-------------------------------------------------------------------------------
          May-08                                   2.23%
-------------------------------------------------------------------------------
          Jun-08                                   2.23%
-------------------------------------------------------------------------------
          Jul-08                                   2.24%
-------------------------------------------------------------------------------
          Aug-08                                   2.24%
-------------------------------------------------------------------------------
          Sep-08                                   2.24%
-------------------------------------------------------------------------------
          Oct-08                                   2.26%
-------------------------------------------------------------------------------
          Nov-08                                   2.26%
-------------------------------------------------------------------------------
          Dec-08                                   2.26%
-------------------------------------------------------------------------------
          Jan-09                                   2.26%
-------------------------------------------------------------------------------
          Feb-09                                   2.26%
-------------------------------------------------------------------------------
          Mar-09                                   2.26%
-------------------------------------------------------------------------------


                                 Schedule 1-1

                      SIX-MONTH ANNUALIZED NET LOSS RATIO

-------------------------------------------------------------------------------
            Determination Date                            Percentage
            ------------------                            ----------
-------------------------------------------------------------------------------
April 2004 through and including March 2005                 1.50%
-------------------------------------------------------------------------------
 April 2005 through and including May 2006                  2.25%
-------------------------------------------------------------------------------
         June 2006 and thereafter                           2.50%
-------------------------------------------------------------------------------




                                 Schedule 1-2

                                  SCHEDULE 2

                          FORM OF LOST NOTE AFFIDAVIT

          I, the undersigned, do hereby state that:

          1. I, a duly authorized Officer of The Huntington National Bank, (the "Bank"), am authorized to make this Affidavit on behalf of the Bank.

          2. The Bank is the owner of the following installment note or loan agreement (the "Contract"):

          Loan No:
          Obligor:
          Automobile Make and Model:
          Year Model:
          Body Style:
          Vehicle Identification Number:
          Date:
          Original Amount:

          3. The Bank is the lawful owner of the Contract, and the Bank has not assigned or hypothecated the Contract.

          4. The original Contract could not be located after a thorough and diligent search, which consisted of searching through such records of the Bank as were reasonable and appropriate.

          5. ( ) Attached is a true and correct copy of the original Contract.

          6. This affidavit is intended to be relied on by the purchaser of the Contract from the Bank and such purchaser's successors and assigns.

          7. The Bank agrees immediately and without further consideration to surrender the original Contract to the foregoing purchaser, its successor or the assignee thereof if such original Contract ever comes into the Bank's possession, custody or power.

          8. The Bank further agrees to indemnify and hold harmless the foregoing purchaser and its successors and assigns from any and all losses, liabilities, costs, damages, reasonable attorney's fees and expenses in connection with the inability of the Bank to locate the original Contract.



                                 Schedule 2-1

                                     EXECUTED THIS _____day of _________, 200[ ]
                                     On behalf of:

                                     ___________________________________________
                                     Name:
                                     Title:


STATE OF

COUNTY OF

          Before me, a Notary Public in and for said County and State, personally appeared __________________________________, a duly authorized
Officer of ___________________, who acknowledges the signing thereof to be his/her free and voluntary act and deed and the free act and deed of said board.

          IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last aforesaid.


          _____________________________________________________
          Notary Public




                                 Schedule 2-2

                               SCHEDULE 9.01(b)

             REPRESENTATIONS AND WARRANTIES REQUIRED IN CONNECTION
                                 WITH TRANSFER

          In this Schedule 9.01(b), the term "Receivables" shall mean only those Receivables that are included in the Whole Loan Transfer or Securitization.

Representations and Warranties. (a) The Servicer will make representations and warranties as of the date of the Whole Loan Transfer or Securitization (the "Transfer Date") substantially to the effect of the following:

          (i) Due Organization and Qualification. The Servicer (A) is duly organized and validly existing as a national banking association under the laws of the United States of America, (B) is in good standing under such laws and (C) is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification. The Servicer is an insured depository institution under the provisions of the Federal Deposit Insurance Act, 12 U.S.C. Sections 1811-1831 and the Servicer's status as an insured depository institution has not been terminated under the provisions of Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818.

          (ii) Power and Authority; Due Authorization; Enforceability. The Servicer has full power and authority to perform its obligations under this Agreement and has duly authorized the performance of its obligations under this Agreement by all necessary action. The Agreement has been duly authorized, executed and delivered by the Servicer and constitutes the legal, valid, binding and enforceable obligation of the Servicer except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

          (iii) No Violation. The Servicer is not in default under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which the Servicer is a party, as borrower or guarantor, and the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Servicer pursuant to the terms of, any such indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument, in each case where such a default, conflict or breach would materially and adversely affect the performance by the Servicer of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement; and the fulfillment of the terms hereof will not result in any violation of the provisions of the organizational documents of the Servicer.



                              Schedule 9.01(b)-1

          (iv) No Proceedings. No legal or governmental proceedings are pending to which the Servicer is a party or of which any property of the Servicer is the subject, and no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or operations of the Servicer and its subsidiaries considered as a whole and will not materially and adversely affect the performance by the Bank of its obligations under, or the validity and enforceability of, this Agreement.

          (v) Licenses and Approvals. The Servicer has obtained all the licenses and approvals necessary for the conduct of Servicer's business in the jurisdictions where the failure to do so would materially and adversely affect its performance of its obligations under this Agreement or render any of the Receivables unenforceable.

          (vi) Ability to Perform. The Servicer has the facilities, procedures and experienced personnel necessary for the servicing of retail motor vehicle loan and installment sale contracts of the same type as the Receivables in accordance with the Servicing Standard. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every one of its obligations under this Agreement.

          (vii) No Consent Required. The Servicer is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any Governmental Authority in connection with the execution, delivery or performance of this Agreement, except for such as have been obtained, effected or made or will be obtained on or prior to the Transfer Date.

          (viii) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Servicer's knowledge, threatened against the Servicer or any of its Affiliates which, if determined adversely against the Servicer, would materially adversely affect the execution, delivery or enforceability of this Agreement, or draw into question the validity of this Agreement or any of the Receivables or have a material adverse effect on the financial condition of the Servicer or the Servicer's ability to perform its obligations under the terms of this Agreement.

          (ix) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished in writing pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any materially untrue statement of fact or omits to state any material fact necessary to make such statement, document or report not misleading.

          (x) No Fraud. To the best of the Seller's knowledge, no material error, omission, misrepresentation, negligence or fraud in respect of such Receivable has taken place on the part of any employee or agent of the Servicer in connection with the servicing of the Receivables.


                              Schedule 9.01(b)-2